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                               [GRAPHIC OMITTED]

                                36,996,330 SHARES
                                  COMMON STOCK

                    TO BE OFFERED BY HOLDERS OF COMMON STOCK,
                    SERIES A CONVERTIBLE PREFERRED STOCK AND
                      WARRANTS TO PURCHASE COMMON STOCK OF
                        DOBI MEDICAL INTERNATIONAL, INC.

         This prospectus relates to the sale of up to 36,996,330 shares of our common stock by the selling stockholders listed in this prospectus. The shares offered by this prospectus include:

     o 21,000,000 shares of outstanding common stock sold in a March 2005 private placement;

     o 3,000,001 shares of outstanding common stock issued in December 2004 under the second tranche of our private placement initially completed in December 2003;

     o 10,500,000 shares of our common stock issuable upon exercise of warrants issued to the investors in a March 2005 private placement at an exercise price of $.75 for the first 5,250,000 warrant shares and $1.25 for the next 5,250,000 warrant shares;

     o 1,258,829 shares of our common stock issuable upon conversion of shares of our series A convertible preferred stock that were not previously registered and are issuable as a result of an anti-dilution adjustment of the conversion price; and

     o 1,237,500 shares of our common stock issuable upon exercise of additional warrants issued to other holders at various exercise prices.

         These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

         Pursuant to registration rights granted by us to the selling stockholders, we are obligated to register shares held of record and shares issuable upon conversion of preferred stock and exercise of warrants by the selling stockholders. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the above-referenced shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will borne by them.

         Our common stock is quoted on the OTC Bulletin Board under the symbol DBMI.OB. The high and low bid prices for shares of our common stock on May 10, 2005, were $.61 and $.60 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                      ------------------------------------


         AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 8.

                      ------------------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
         THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


               THE DATE OF THIS PROSPECTUS IS MAY 13, 2005

         In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE

SUMMARY......................................................................1

THE OFFERING.................................................................3

ORGANIZATIONAL AND FINANCING BACKGROUND......................................4

RISK FACTORS.................................................................8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................13

WHERE YOU CAN FIND MORE INFORMATION.........................................13

USE OF PROCEEDS.............................................................14

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................17

BUSINESS....................................................................22

MANAGEMENT..................................................................25

STOCK OWNERSHIP.............................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................35

PRINCIPAL AND SELLING STOCKHOLDERS..........................................37

PLAN OF DISTRIBUTION........................................................47

DESCRIPTION OF SECURITIES...................................................49

SHARES ELIGIBLE FOR FUTURE SALE.............................................55

LEGAL MATTERS...............................................................56

EXPERTS.....................................................................56

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
    ACCOUNTING AND FINANCIAL DISCLOSURE.....................................56

INDEX TO CONSOLIDATED FINANCIAL INFORMATION................................F-1

                                     SUMMARY

         You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to DOBI Medical International, Inc., together with its wholly-owned subsidiary, DOBI Medical Systems, Inc.

OUR BUSINESS

         Our company, DOBI Medical International, Inc., is an advanced medical technology imaging company engaged in the business of developing and commercializing a new, non-invasive, gentle and cost effective means for the improved diagnosis of breast cancer and other diseases through the detection of vascular changes (known as "angiogenesis") associated with malignant tumors.

         We are a development-stage company with no significant revenues to date. Our goal is to establish our ComfortScan(TM) system as the new standard of breast imaging diagnostic care in the United States and international medical communities. We are in the process of seeking Premarket Approval (PMA) from the U.S. Federal Food and Drug Administration, or FDA, for our ComfortScan system as an adjunct to mammography. We have successfully completed four of the five required steps in the PMA process, and anticipate submitting any updates to the first four modules and submit the pivotal PMA clinical trial research study of the fifth module. This fifth module, a clinical test seeking 120 malignancies from approximately 900 to 1200 patients, is expected to be submitted to the FDA late 2005 with FDA review expected to take approximately six months.

         During 2004, we completed the product roll-out process, renewed our CE Mark, established FDA and quality systems standards, invested in production-level tooling, established a manufacturing facility compliant with good manufacturing practices, received our FDA export certificate, finalized agreements with several international distributors in select countries in Latin America, Europe and the Asia-Pacific regions, verified and validated our first release of the ComfortScan system, and sold and shipped 12 revenue-producing production level ComfortScan investigative units to international markets for the purpose of conducting local clinical regulatory and marketing studies. In addition, our PMA clinical trial protocol was accepted by the FDA, we delivered and installed our ComfortScan system in our first three PMA sites, and we commenced the collection of patient scan data pursuant to our PMA clinical trial protocol. Our ComfortScan system is currently limited by federal law to investigational use within the United States. It is not yet commercially available in the United States as an adjunct to mammography, and its future availability in the United States cannot be assured.

RECENT FINANCING TRANSACTION

         On March 30, 2005, we completed a private placement of 21,000,000 shares of our common stock at a price of $.50 per share, and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $.75 for the first 5,250,000 warrant shares and $1.25 for the next 5,250,000 warrant shares, resulting in aggregate gross cash proceeds of $10,500,000 and approximate net cash proceeds of $9,665,000.

Corporate History and Other Financing Transactions

         On December 9, 2003, we completed a reverse merger transaction with Lions Gate Investment Limited, a Nevada corporation formed in October 1999. Until the merger, Lions Gate engaged in oil and gas exploration activities. Lions Gate discontinued these activities following the merger. Upon the closing of the merger, the directors and management of DOBI Medical Systems became the directors and management of Lions Gate.

         On January 30, 2004, we changed our name to DOBI Medical International, Inc. and changed our state of incorporation to Delaware pursuant to an agreement and plan of merger, dated as of January 29, 2004, between Lions Gate and DOBI Medical International. This transaction had been approved by the holders of approximately 51% of the outstanding common stock of Lions Gate by written consent in lieu of a special meeting of the shareholders of Lions Gate. DOBI Medical Systems continues as a wholly-owned, operating subsidiary of DOBI Medical International, Inc.

         In July 2004, we completed the private placement of approximately $5.16 million in shares of our series A preferred convertible stock and associated warrants. The shares of series A preferred stock sold in that private placement carry an initial dividend of 8% per year and were initially convertible into 2,580,667 shares of common stock. We also issued four-year warrants to purchase 2,580,667 shares of common stock at a price of $3.00 per share. In connection with the closing of the second tranche of the December 2003 private placement and the March 2005 private placement, the number of common shares into which the series A preferred stock is convertible was increased to approximately 3,839,496 shares, reflecting anti-dilution adjustments. The incremental shares are being registered by this prospectus.

         At the closing of the performance milestone-based second tranche in December 2004, we issued 6,000,002 shares of common stock at a price of $.50 per share, generating net proceeds of approximately $3,000,000. In connection with that issuance, we issued three-year warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.54 per share. We had previously registered only 3,000,000 shares of common stock, and the incremental shares are being registered by this prospectus.

         DOBI Medical Systems was formed, initially as a limited liability company, in Delaware in October 1999. In December 1999, we acquired substantially all the assets of Dynamics Imaging, Inc., including a number of patents and trade secrets that form the basis for our current proprietary technology position.

         Since our business is that of DOBI Medical only, and the former DOBI Medical Systems stockholders control the merged companies, the information in this prospectus for periods prior to the fiscal year ending December 31, 2004 is that of DOBI Medical as if DOBI Medical Systems had been the registrant for all the periods presented in this prospectus. The section "Management's Discussion and Analysis or Plan of Operation" and the audited consolidated financial statements presented in this prospectus are those of DOBI Medical Systems prior to the reverse merger, as these provide the most relevant information about us on a continuing basis.

CORPORATE INFORMATION

         Our principal executive offices are located at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430, and our telephone number is (201) 760-6464. Our website is located at www.dobimedical.com. Our SEC filings are available to the public from our website. Information on our website is not, and should not be considered, part of this prospectus.


                                  THE OFFERING

Common stock offered by the selling stockholders:

      Presently outstanding number of shares.................................24,000,001 shares

      Maximum number of shares that may be issued upon
      conversion of series A convertible preferred stock..................... 1,258,829 shares

      Maximum number of shares that may be issued
      upon exercise of outstanding warrants..................................11,737,500 shares

      Total shares offered...................................................36,996,330 shares

Common stock outstanding.....................................................65,257,155 shares(1)

Use of proceeds............................................................. We will receive none of the proceeds from the sale of the shares by the selling
                                                                             stockholders, except upon exercise of
                                                                             the warrants.

OTC Bulletin Board symbol................................................... DBMI.OB
__________________________

(1) As of May 5, 2005. Does not include shares of our common stock that are reserved for issuance pursuant to outstanding convertible preferred stock, warrants and stock options, and shares available for future issuance under our 2000 Stock Incentive Plan.


                     ORGANIZATIONAL AND FINANCING BACKGROUND

MERGER WITH LIONS GATE

         On December 9, 2003, we completed the merger of DOBI Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, with and into DOBI Medical Systems, Inc., with DOBI Medical Systems surviving as our wholly-owned subsidiary. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated December 8, 2003.

         In connection with the merger, a total of 1,738,462 shares of our common stock owned by Keith A. Ebert, one of our directors prior to the merger, Graham Crabtree, Beverly Strench and Renata Kubicek were repurchased by us for an aggregate consideration of $250,000, which amount was contributed to us by Verus International Group Ltd. as a capital contribution, and then cancelled at the closing of the merger. N. Desmond Smith, another of our directors prior to the merger, also agreed to the cancellation of 400,000 shares of our common stock owned by him in consideration for the termination of an assignment of a number of oil and gas leases by Mr. Smith to us and related receivables due from Mr. Smith, valued on our books at $10,109. Giving effect to the cancellation of these stockholders' shares, there were 8,461,538 shares of our common stock outstanding before giving effect to the stock issuances in the merger and the private placement that we consummated in connection with the merger.

         Pursuant to the Merger Agreement, at closing, we issued 23,576,174 shares of our common stock to the former security holders of DOBI Medical, representing 62.8% of the issued and outstanding shares of our common stock following the merger and the initial tranche of the private placement that we consummated in connection with the merger, in exchange for 100% of the outstanding capital stock of DOBI Medical and convertible promissory notes. Included in the shares of capital stock of DOBI Medical outstanding prior to the merger were 16,590,920 shares of common stock of DOBI Medical, which were converted at the merger on a one-for-one basis into 16,590,920 shares of our common stock, and 982,884 shares of DOBI Medical's class A convertible preferred stock, which were converted at the merger on a 2.25-for-1 basis into 2,211,489 shares of our common stock. Convertible promissory notes of DOBI Medical outstanding prior to the merger included $1,680,500 of outstanding indebtedness under DOBI Medical's series 2 convertible notes, which represented all of the indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest, at the merger into 1,718,002 shares of our common stock, and $2,878,000 of outstanding indebtedness under DOBI Medical's series 1 convertible notes, which represented all but $270,000 of the principal indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 3,055,761 shares of our common stock. The $270,000 of indebtedness left outstanding, plus accrued interest, under the series 1 notes remained an outstanding debt obligation of DOBI Medical following the merger.

         In connection with the merger, we assumed all of DOBI Medical's obligations under the DOBI Medical 2000 Stock Incentive Plan and reserved 5,630,000 shares of our common stock for stock options issued and issuable under that plan. At the time of the merger, DOBI Medical had outstanding stock options to purchase 1,472,251 shares of common stock that were converted in the merger into options to purchase shares of our common stock. In addition, all outstanding warrants issued by DOBI Medical prior to the merger to purchase shares of DOBI Medical common stock were either exchanged for, amended to become, or automatically converted into, three-year warrants to purchase shares of our common stock on the same terms and conditions as those warrants issued by us in the private placement we completed concurrently with the merger. These warrants have an exercise price of $1.54 per share. At the closing of the merger, all outstanding DOBI Medical warrants were exercisable into 9,573,321 shares of DOBI Medical common stock, and were either exchanged for, amended to become or automatically converted into three-year warrants to purchase a like number of shares of our common stock.

         Immediately after the closing of the merger and the first tranche of the private placement, we had outstanding 37,537,712 shares of common stock, warrants to purchase 16,343,352 shares of common stock, and stock options to purchase 1,472,251 shares of common stock. At that time we also entered into a one-year agreement with Strategic Initiatives Inc. for it to provide a comprehensive capital markets program, the purpose of which is to create a broad awareness of our company, our products and our accomplishments to the financial marketplace. As compensation, Strategic Initiatives received a three-year warrant to purchase 250,000 shares of our common stock at $1.54 a share.

         Under Nevada law, we did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were DOBI Acquisition and DOBI Medical, each of which is a Delaware corporation. We were not a constituent corporation in the merger.

         Pursuant to the Merger Agreement, at the closing of the merger, the membership of our board of directors was increased from two to four directors, and Phillip C. Thomas and David H. Clarke were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, pursuant to the Merger Agreement, the number of members comprising our board of directors was increased to six members, and Bradford Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner were appointed to serve as our directors until the next annual meeting of stockholders. In connection with the appointment of these four directors, N. Desmond Smith and Keith A. Ebert, the sole members of our board of directors prior to the merger, resigned as directors.

         In connection with an earlier private placement in which Sterling Financial Investment Group, Inc. acted as DOBI Medical's exclusive placement agent, DOBI Medical agreed to allow a designee of Sterling Financial to be nominated to the board of directors of DOBI Medical. This agreement continues in effect in the event of a merger of DOBI Medical, and will continue to remain in effect as long as Sterling Financial and its investors continue to own at least 10% of our outstanding shares. Bradford Baker was designated to be Sterling Financial's board nominee and, upon compliance with provisions of the Securities Exchange Act of 1934 and related rules under that act, he became one of our directors.

         For accounting purposes, the merger was accounted for as a reverse merger, since the stockholders of DOBI Medical owned a majority of the issued and outstanding shares of our common stock immediately following the merger. Due to the issuance of the 23,576,174 shares of our common stock and the change in the majority of our directors, a change in control of our company occurred on the date of the consummation of the merger. Except as described in this prospectus, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.

DECEMBER 2003 PRIVATE PLACEMENT

         Concurrently with the closing of the merger, we completed a private placement and received subscriptions for a total of 8.5 million shares of our common stock and warrants to purchase an additional 4,250,000 shares of our common stock. The purchase price of the common stock was $1.00 per share, and the exercise price of the warrants is $1.54 per share. The private placement was structured to close in two tranches. The first tranche closed concurrently with the closing of the merger. Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 64.7% of their subscribed investment being funded at the closing of the first tranche and the remaining 35.3% being funded at the closing of the second tranche. In the first tranche closing of the private placement, we issued 5,500,001 shares of common stock and warrants to purchase 2,750,001 shares of common stock, and received net proceeds of approximately $4,058,000.

         At the closing of the performance milestone-based second tranche in December 2004, we issued 6,000,002 shares of common stock at a price of $.50 per share, generating net proceeds of approximately $3,000,000. In connection with that issuance, we issued three-year warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.54 per share.

         The warrants issued in the private placement are exercisable in whole or in part through December 9, 2006, the third anniversary of the closing of the merger, have an exercise price of $1.54 per share and contain customary anti-dilution protection in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other like events.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by
Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

         Upon the closing of the first tranche of the private placement, we issued warrants to purchase 3,770,000 shares of our common stock to Verus International Group Ltd.., our advisor in the reverse merger transaction, and Sterling Financial Investment Group, or their respective assignees, and we issued warrants to purchase an additional 1,500,000 shares of common stock to Verus International upon the closing of the second tranche of the private placement. In connection with the termination of our contractual relationship with Verus International, we granted an additional warrant to purchase 227,500 shares of common stock to Verus International. These warrants are currently exercisable. The exercise price of the warrants is $1.54 per share, and the warrants expire December 9, 2007.

JULY 2004 PRIVATE PLACEMENT

         On July 30, 2004, we completed a private placement of 206.45 shares of our series A convertible preferred stock, at a price of $25,000 per share, to accredited investors. For each share of series A convertible preferred stock purchased, an investor received warrants to purchase 12,500 shares of common stock. At the closing of the private placement, we issued warrants to purchase a total of 2,580,667 shares of common stock, which are convertible at an exercise price of $3.00 per share. We received $5,161,333 in gross proceeds from this private placement.

         The shares of series A preferred stock are convertible into shares of our common stock based upon a stated value of $25,000 per share of series A convertible preferred stock, plus any accrued but unpaid dividends, at a price per share of our common stock initially set at $2.00, subject to adjustment as described below. Initially, the shares of series A convertible preferred stock we issued in the private placement were convertible into 2,580,667 shares of our common stock.

         The shares of series A preferred stock received "weighted average" anti-dilution protection, as well as anti-dilution protection for stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The anti-dilution provisions are triggered by a subsequent stock offering by us at a lower price per share than a protected price level and take into account both the lower price and the number of shares issued at the lower price. As a result of the private placement completed on March 30, 2005, in which we issued 21,000,000 shares of our common stock at a price of $.50 per share and raised gross proceeds of $10.5 million, the anti-dilution provisions were triggered, and the conversion price for the series A preferred stock was adjusted to $1.31 per share and an additional 1,258,829 shares of common stock are now issuable upon conversion of the outstanding shares of series A preferred stock.

         Each warrant is exercisable at $3.00 per share of our common stock, subject to adjustment in the event of stock splits or reverse stock splits, stock dividends, recapitalizations or similar events, and expires on July 30, 2008, four years after the date of issuance.

         We incurred cash transaction costs totaling approximately $873,000, which included placement agent commissions and expenses totaling approximately $664,000. In addition, we issued four-year placement agent warrants to purchase 770,450 shares of our common stock at a price of $2.00 per share. The placement agent warrants also included "weighted average" anti-dilution protection with respect to the exercise price, which has also been adjusted to $1.31 per share. For more information about our series A convertible preferred stock and associated warrants, see "Description of Securities."

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of series A preferred stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

MARCH 2005 PRIVATE PLACEMENT

         On March 30, 2005, we completed a private placement of 21,000,000 shares of our common stock at a price of $.50 per share and warrants to purchase 10,500,000 shares of our common stock, at an exercise price of $.75 for the first 5,250,000 warrant shares and $1.25 for the next 5,250,000 warrant shares, resulting in aggregate gross cash proceeds of $10,500,000 and approximate net cash proceeds of $9,665,000.

         Pursuant to the terms of a Registration Rights Agreement with the purchasers in this private placement, we agreed to file a registration statement with the U.S. Securities and Exchange Commission no later than 30 calendar days following March 30, 2005, covering the resale of the shares of common stock and warrant shares, and to use commercially reasonable efforts to cause the registration statement to be declared effective within 120 calendar days after March 30, 2005, and to remain continuously effective until the earlier of the second anniversary of the effective date of the registration statement, and the date on which the shares of common stock and warrant shares registered under the registration statement can be sold by non-affiliates of our company pursuant to Rule 144(k) under the Securities Act of 1933.

         C.E. Unterberg, Towbin LLC, the placement agent for the transaction, received a cash fee equal to 7% of the aggregate gross proceeds of the private placement, as well as warrants to purchase 840,000 shares of our common stock, at an exercise price of $.88 per share.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by
Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

         WE ARE A DEVELOPMENT STAGE COMPANY WITH INSIGNIFICANT REVENUE TO DATE AND ARE DEPENDENT ON A SINGLE PRODUCT, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

         We currently offer only one product, the ComfortScan system, and anticipate that this product will account for substantially all of our revenues, if any, for the foreseeable future. For the fiscal year ended December 31, 2004, we incurred a net loss of $7,010,438 and, as of December 31, 2004, had an accumulated deficit of $23,750,962 and stockholders' equity of $2,542,844.

         OUR INDEPENDENT PUBLIC ACCOUNTING FIRM INCLUDED A "GOING CONCERN" EXPLANATORY PARAGRAPH IN EACH OF ITS AUDIT REPORTS FOR THE LAST FOUR YEARS, RAISING DOUBT ABOUT OUR ABILITY TO CONTINUE.

         A "going concern" explanatory paragraph was included by our independent public accounting firm for the year ended December 31, 2004, and in each of the audit reports for DOBI Medical Systems for the last four years, as a result of the risk surrounding our ability to continue in existence as a development stage company with no revenues and recurring losses and negative cash flows from operations. These conditions raise substantial doubt about our ability to continue as a going concern.

         THE COMMERCIALIZATION OF OUR COMFORTSCAN SYSTEM AS AN ADJUNCT TO MAMMOGRAPHY IN THE UNITED STATES IS SUBJECT TO FDA APPROVAL. IF WE FAIL TO OBTAIN SUCH APPROVAL, WE WILL NOT BE ABLE TO SELL IT IN THE UNITED STATES AND THUS OUR FUTURE REVENUES WILL BE NEGATIVELY IMPACTED.

         Our ComfortScan system version 1.0 is an investigational device. As such, we cannot sell the ComfortScan system in the United States and some markets internationally without FDA approval and/or local regulatory approval. Clinical testing for our fifth and final FDA premarket approval commenced in late 2004. FDA approval for our ComfortScan system as an adjunct to mammography, including any updates that may be required to the four modules previously accepted by the FDA, should be in mid-2006. Final FDA approval is contingent upon the timely execution of our clinical trial plan and successful trial outcomes that meet the FDA clinical trial protocol as accepted by the FDA, and any other requirements that the FDA may subsequently request. However, there can be no assurance that the clinical trial will be executed in a timely fashion, that the outcomes will meet the accepted protocol, that the FDA will not require further data and supporting evidence, that FDA approval of the ComfortScan system will be received or, if received, that it will be received within the time frames that we estimate. If we or the FDA fail to meet these time frames, we will either seek additional funds or discontinue operations. In addition, the FDA enforces its quality system regulations through pre-approval and post-approval inspections. If we are unable to pass any of these inspections, the FDA could suspend or terminate our clinical trials. The FDA also retains jurisdiction over post-approval market surveillance and medical device reporting. If it at any point determined by the FDA that our manufacturing practices and document control quality standards, or the ComfortScan system itself, are deficient, the FDA could suspend or withdraw its pre-market approval.

         WHILE ATTEMPTING SALES TO INTERNATIONAL MARKETS WHERE FDA APPROVAL IS NOT REQUIRED, WE WILL NEED TO COMPLY WITH LOCAL FOREIGN QUALIFICATIONS FOR SALE IN SUCH MARKETS, WHICH ARE UNFAMILIAR TO US AND SOMETIMES DIFFICULT TO OBTAIN.

         Unless and until we receive FDA approval, we will be wholly dependent on international sales of our ComfortScan system to those markets where FDA approval is not required. Such dependence will expose us to foreign and political risks, including the burden of complying with a variety of quality system regulations and other foreign regulatory requirements as well as currency exchange rate fluctuations, any of which could result in lower sales or profits. International sales will be an important aspect of our growth strategy in 2006 and beyond. The time required to obtain approval for international sales may be longer or shorter country by country than that required for FDA approval, and each country's requirements may differ significantly. To date, we have limited experience in international markets. Among other requirements, we will need to enter into additional distribution partnerships in international markets and further develop our independent distribution network outside the United States. Our re-certification audit for compliance with ISO 9000:2000, ISO 13485 MDD93/42/EEC and the Canadian Medical Device Regulations, and our renewal of our CE Mark, UL certificate and FDA Export Certificate, all necessary for international sales, have all been approved. There is no assurance that we will be able to successfully penetrate markets outside the United States. Our reliance on international sales will expose us to related risks and uncertainties, including:

    o Maintaining quality regulation systems so as to ensure compliance with applicable industry and FDA requirements to export outside the United States, all of which we must maintain in order to sell our products in the European Union and other foreign countries that do not require FDA approval,
    o    Complying with differing foreign and domestic regulatory requirements,
    o    Trade restrictions and changes in tariffs,
    o    Import and export license requirements and restrictions,
    o    Dependence on independent distribution partners,
    o    Difficulties in shipping to international markets,
    o    Difficulties in staffing and managing international operations,
    o Difficulties in collecting receivables and longer collection periods, and
    o    Fluctuations in currency exchange rates.

         The primary regulatory authority in Europe is the European Union, which currently consists of 25 member countries encompassing most of the major economies of Europe. The European Union has adopted numerous directives and standards regulating the design, manufacturing, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear a CE Mark, indicating that the device conforms to the essential requirements of the applicable directive and, accordingly, can be commercially distributed throughout the European Union. Our CE Mark, FDA Export Certificate and UL Certificate subject us, our ComfortScan system, our manufacturing processes, quality systems and facilities to comprehensive inspections from time to time. If we failed or had a material deficiency, we could lose any one or all of these marks and certificates, and consequently the right to market and sell our ComfortScan system in European Union countries and those other countries where exportation of an unapproved medical device is permitted under FDA regulations.

         WE WILL NOT BE ABLE TO RELEASE COMFORTSCAN SYSTEM 2.0 AS AN INVESTIGATIONAL DEVICE UNLESS AND UNTIL ITS DESIGN AND MANUFACTURING PROCESS IS VERIFIED AND VALIDATED IN ACCORDANCE WITH QUALITY SYSTEM REGULATIONS.

         Verification and validation (as defined and described in 21 Code of Federal Regulations, Part 820) are part of the quality system regulations intended to ensure that finished devices will be safe and effective and otherwise in compliance with the United States Federal Food, Drug and Cosmetic Act of 1976, ISO 13485 and CE Mark. In November 2004, after successful completion of verification and validation testing in accordance with current quality systems regulations, and with outside, independent physicians as readers, we released our first production level version 1.0 ComfortScan system as an investigational device. In late 2004, we sold and shipped 12 revenue producing, production level ComfortScan investigational systems to international distributors for conducting local clinical studies. Subsequently, in January 2005, in connection with the development of version 2.0 of our ComfortScan system, internal testing by non-physician employees raised concerns about scan acceptance rates, repeatability performance, and overall diagnostic accuracy. Prior to releasing version 2.0, we are aggressively addressing these issues, and have engaged leading academic and clinical experts to assist us. We believe these concerns arise within the scope of the ordinary course of medical device product development efforts and we are confident that within a reasonable period of time we will successfully resolve these recent concerns. However, while we currently do not believe it to be so, it is possible that the solutions may involve changes to our software and changes to our hardware that may require reinitiating our PMA clinical trial. If there is a delay, our best estimate is that our PMA submission to the FDA may be delayed by up to six months.

         WE ARE DEPENDENT ON OUR PMA CLINICAL TRIAL SITES AND ON OUR THIRD-PARTY PROVIDERS AND CONSULTANTS TO ADVANCE OUR COMPANY, AND IF THEY ARE NOT RESPONSIVE TO US, WE WILL NEED TO FIND ALTERNATIVE OUTSIDE SOURCES OR ADD THESE FUNCTIONS INTERNALLY, WHICH MAY DIVERT OUR RESOURCES AND DELAY OUR TIMEFRAMES.

         We rely on a number of third-party clinical consultants and medical institutions to advance our clinical and FDA approval processes, including our PMA clinical trial sites. We will also rely on third-party manufacturers and parts suppliers for parts and materials necessary to complete assembly of the ComfortScan system. Internationally, we rely on distributors to market, sell and service our ComfortScan system. These distributors, as well as domestic distributors that we may later select, often handle other products and services, which may be in competition with our products and which may be of greater significance to them than our products. Should we be unable to enter into satisfactory arrangements with these parties, or in the event of the failure of a distributor or any third-party manufacturer, supplier, consultant, researcher or other provider to timely perform their obligations or commitments, our timetable toward commencing our clinical trials, obtaining FDA approval, or international commercialization and sales could be delayed.

         EXISTING OR NEW COMPETITORS MAY DEVELOP COMPETING OR SUPERIOR DIAGNOSTIC TECHNOLOGIES WHICH COULD RESULT IN OUR SYSTEM BECOMING OBSOLETE AND NO LONGER IN DEMAND.

         We are not aware of any similar breast imaging product in the marketplace, but we are aware of several breast imaging products under development utilizing other technologies such as lasers. While we believe our advanced technology to be superior to others in this segment, the market for breast cancer detection equipment is extremely competitive, dominated by international diversified manufacturers including Siemens, Toshiba, GE Medical Systems, Philips, Imaging Diagnostic Systems, Inc., Hologic/Lorad, and Advanced Research Technologies, Inc. In general, these manufacturers will have significantly greater access to capital and marketing resources that we can expect. In particular, these and other large manufacturers have the capital, technology, personnel and marketing strength to support their existing products and develop new products to meet the market's needs for safer, more effective, and more affordable breast cancer detection systems. There is no assurance that competing diagnostic technologies will not emerge that may be superior or cheaper than ours, or that similar technologies may render our ComfortScan system uncompetitive or obsolete and prevent us from achieving or sustaining profitable operations.

         OUR PATENT PORTFOLIO AND TRADE SECRETS DO NOT ASSURE THAT COMPETITORS AND OTHERS CANNOT DEVELOP TECHNOLOGIES SIMILAR OR SUPERIOR TO OUR COMFORTSCAN SYSTEM, FOR WHICH WE MAY HAVE NO RIGHTS TO SUE FOR INFRINGEMENT.

         We have compiled trade secrets and a patent portfolio in the United States and Europe, have an allowed patent in Canada, and have several patent applications pending. We believe our trade secrets and patent position are extensive enough to protect against unwarranted duplication of our technology by competitors. As we develop and commercialize our products, others may attempt to discover our trade secrets or challenge our patents. The cost of such defense may exceed our financial resources, and there can be no assurance that we would prevail in any trade secret or patent litigation. Further, there can be no assurance that our dynamic functional imaging technology cannot be modified by others to circumvent our patents or reverse engineer our devices or those competitors will not develop competitive or superior technologies without knowledge of our trade secrets or without infringing our patents. While we generally obtain confidentiality agreements before disclosing proprietary, non-public information to third parties, such agreements may be difficult to enforce in certain domestic and foreign jurisdictions.

         HMOS, HEALTH INSURERS, MANAGED CARE PROVIDERS AND OTHER THIRD-PARTY PAYERS ARE LARGELY UNFAMILIAR WITH OUR COMFORTSCAN SYSTEM, MAKING THEIR ADOPTION OF OUR PRODUCT UNCERTAIN.

         A major portion of all medical care is paid for by third-party payers rather than by patients directly (i.e., HMOs, health insurers, managed care providers, Medicare and Medicaid, and their equivalent organizations in countries outside the United States). In order to achieve our sales targets in the jurisdictions in which we intend to sell the ComfortScan system, we must educate these third-party payers and otherwise market the ComfortScan system to the third-party payers and establish our ComfortScan system as a recognized adjunctive diagnostic imaging procedure for which the third-party payers will pay a reasonable fee. There can be no assurance that these efforts will be successful.

         ONCOLOGISTS, GYNECOLOGISTS, RADIOLOGISTS, OTHER PHYSICIANS AND SURGEONS AND THEIR TECHNICAL ASSISTANTS ARE ALSO LARGELY UNFAMILIAR WITH OUR COMFORTSCAN SYSTEM, MAKING THEIR ACCEPTANCE AND ADOPTION OF OUR PRODUCT UNCERTAIN.

         Because the ComfortScan diagnostic breast imaging system is a new system, no oncologists, radiologists or other healthcare professionals have been trained in the use of the ComfortScan system as an adjunctive diagnostic tool (other than those performing clinical tests). We will therefore have to spend considerable amounts of time and money to educate and train these professionals in the use of the ComfortScan system. There can be no assurance that our ComfortScan system will be accepted and adopted by physicians or that we will be able to convince sufficient numbers of professionals to devote the necessary time to learning this new adjunctive diagnostic tool and to accept the results of this diagnostic tool over more familiar diagnostic procedures, such as biopsies.

         WE MAY BE SUED FOR PRODUCT LIABILITY IN THE FUTURE AND OUR LIABILITY INSURANCE MAY NOT BE ADEQUATE IN A CATASTROPHIC SITUATION.

         We may be held liable if any product we develop in the future, or any product which is made with the use of any of our technologies, causes injury or is found otherwise defective during product testing, manufacturing, marketing or sale. Although we have product liability insurance, we may not have insurance coverage sufficient in amount and scope against potential liabilities, or the claims may be excluded from coverage under the terms of the policy. Further, product liability insurance is expensive. As a result, we may not be able to obtain sufficient amounts of insurance coverage, obtain additional insurance when needed, or obtain insurance at a reasonable cost, which could prevent or inhibit the commercialization of our products or technologies. If we are sued for any injury caused by our products or technology, our liability could exceed our total assets. Any claims against us, regardless of their merit or eventual outcome, could have a serious and adverse effect upon our business.

         PROPOSED HEALTHCARE REFORMS AND OTHER REGULATORY CHANGES COULD EFFECTIVELY PRECLUDE SOME CUSTOMERS FROM USING OUR COMFORTSCAN SYSTEM WHICH COULD NEGATIVELY IMPACT PHYSICIAN ADOPTION AND PATIENT USE OF OUR COMFORTSCAN SYSTEM.

         The United States government and many states are investigating a variety of alternatives to reform the healthcare delivery system. These reform efforts include proposals to limit and further reduce and control healthcare spending on healthcare items and services, limit coverage for new technology and limit or control the price healthcare providers, drug and device manufacturers may charge for their services and products. If adopted and implemented, these reforms could cause healthcare providers to limit their use of the ComfortScan system or decline to use it at all. Changes in any other laws, rules, regulations, procedures or industry practices that impact upon our ComfortScan system could adversely affect the commercial viability of our ComfortScan system.

RISKS RELATED TO OUR COMMON STOCK

         OUR COMMON STOCK IS QUOTED IN THE OVER-THE-COUNTER MARKET AND CONSIDERED A "PENNY STOCK" MAKING IT DIFFICULT TO SELL WHEN DESIRED.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a "penny stock" according to rules of the SEC. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock, and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

         A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 24,000,001 issued and outstanding shares of our common stock, which represents 36.8% of our currently outstanding 65,257,155 shares of our common stock. If the shares into which the series A stock is convertible and the warrants are exercisable are issued and become outstanding, such additional shares would also be available for sale into the public market. In addition, lock-up agreements associated with our December 9, 2003 private placement and reverse merger covering approximately 19,662,000 shares of common stock have resulted in 13,763,000 shares being unlocked as of April 15, 2005. Lock-up agreements expire for certain founders covering approximately 15,625,000 shares of common stock expire on December 9, 2005. As additional shares of our common stock become available for resale in the public market pursuant to this offering, lock-up expiration and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         OUR MANAGEMENT AND PRINCIPAL STOCKHOLDERS OWN A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK AND ARE CAPABLE OF INFLUENCING OUR AFFAIRS, WHICH MAY NOT ALWAYS BE IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

         Our officers, directors and principal stockholders control approximately 53% of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

         INVESTORS SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON OUR COMMON STOCK.

         We have never declared or paid any cash dividends or distributions on our common stock. While we currently pay an 8% per year dividend on our series A preferred convertible stock, we intend to retain our future earnings to support operations and to finance expansion, and therefore, we do not anticipate paying any dividends on our common stock in the foreseeable future.

         CERTAIN EXISTING AND ALL FUTURE STOCKHOLDERS WILL SUFFER DILUTION, AND POTENTIALLY A REDUCTION IN THE VALUE OF THEIR INVESTMENT, IF WE SELL ADDITIONAL SHARES OF OUR COMMON STOCK OR SECURITIES CONVERTIBLE INTO OUR COMMON STOCK AT A PRICE OR CONVERSION PRICE LOWER THAN $1.31 PER COMMON SHARE.

         In connection with our July 2004 private placement, we granted to the private placement investors "weighted average" anti-dilution protection with respect to the series A convertible preferred stock acquired by these investors. The anti-dilution provisions are triggered by a subsequent stock offering by us within two years of the closing of the July 2004 private placement at a lower price per share than the protected price level ($1.31 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution provisions have already been triggered by the second tranche closing of the December 2004 private placement and by the closing of the March 2005 private placement (see "Organizational and Financing Background - July 2004 Private Placement" above), and could be again triggered by a future offering of securities and therefore dilute the equity ownership of our security holders who do not have anti-dilution protection.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website is not incorporated by reference, and should not be considered part of, this prospectus.

         You may also request a copy of our filings at no cost by writing or telephoning us at:

                        DOBI Medical International, Inc.
                            1200 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                        Attention: Mr. Frank M. Puthoff,
                          General Counsel and Secretary
                                 (201) 760-6464

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $11,759,550, which we expect to use for working capital. However, some of the warrant holders have cashless exercise rights, which if used would result in no proceeds being received by us upon exercise. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our shares of common stock are quoted and listed for trading on the OTC Bulletin Board under the symbol "DBMI.OB."

         The following table sets forth the high and low closing prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

                                                                  YEARS ENDED DECEMBER 31,
                                               2005                2004                2003
                                          HIGH      LOW       HIGH     LOW        HIGH     LOW
                                         ------   ------     ------   ------     ------   ------
First                                    $ 1.26   $ 0.60     $ 3.30   $ 2.50     $ 0.10   $ 0.00
Second                                                         3.00     2.30       0.05     0.02
Second (April 1 to May 10, 2005)            .75      .60        --       --         --       --
Third                                                          2.74     0.67       0.20     0.05
Fourth                                                         1.06     0.50       0.85     0.20
Fourth (December 9 to 31, 2003)                                 --       --        3.90     1.25


         The market information for the quarter ended December 31, 2003 is divided at December 9, 2003, the closing date of our reverse merger transaction. Trading in our shares began in January 2003, at which time it related only to Lions Gate.

         These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         As of April 15, 2005, there were approximately 370 holders of record of our common stock.

         This prospectus covers 36,996,330 shares of our common stock offered for sale by the selling stockholders. The shares offered by this prospectus include 24,000,001 presently outstanding shares of our common stock, a maximum of 1,258,829 shares of our common stock issuable upon conversion of shares of series A convertible preferred stock and a maximum of 11,737,500 issuable upon exercise of present outstanding warrants to purchase common stock. There are agreements with a number of selling stockholders restricting or limiting the sale of the shares included in this prospectus. See "Description of Securities - Restrictions on Transfer."

DIVIDEND POLICY

         The holders of our series A convertible preferred stock are entitled to receive a quarterly cumulative dividend at the end of each calendar quarter, calculated at a rate of 8% per year of the issue price of any outstanding share of series A convertible preferred stock, and continuing for the first three years after the closing of this issue, 10% per year for the following two years, and 12% per year for any additional year in which any shares of series A convertible preferred stock remains outstanding. At our option, the dividend may be paid in either cash or registered shares of common stock. In the case of payment in stock, this stock will be valued at 95% of the average of the closing trading price of our common stock for the 20 trading days ending on the day prior to the day on which such payment is due. For the year ended December 31, 2004, we recorded preferred stock dividends of $206,454, and paid a dividend in the form of common stock on January 31, 2005.

         We do not expect to pay a dividend on our common stock in the foreseeable future. Prior to our reverse merger transaction, DOBI Medical paid dividends pursuant to its class A preferred stock over the last two fiscal years pursuant to the terms of its certificate of incorporation then in effect. In connection with the merger, all the class A preferred stock was converted into shares of our common stock. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Equity Compensation Plan Information

         Our 2000 Stock Incentive Plan, as amended December 10, 2003, was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our reverse merger transaction, Lions Gate adopted and assumed all of DOBI Medical Systems' obligations under its 2000 Stock Incentive Plan and increased the number of shares reserved for stock option grants to 15% of our common stock outstanding. Based on our common stock outstanding as of April 14, 2005, 9,788,573 stock options are authorized for issuance under our 2000 Stock Incentive Plan. As of April 14, 2005, there are outstanding stock options to purchase 4,681,500 shares of our common stock.

         The following table provides information as of December 31, 2004 with respect to the shares of common stock that may be issued under our existing equity compensation plan.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                     Number of securities
                                                                                    remaining available for
                                Number of shares of                                  future issuance under
                                common stock to be          Weighted-average          equity compensation
                              issued upon exercise of       exercise price of          plans (excluding
                               outstanding options,       outstanding options,      securities reflected in
                                warrants and rights        warrants and rights            column (a))

       Plan category                    (a)                        (b)                        (c)
--------------------------     ----------------------     --------------------       -----------------------
 Equity compensation plans
   approved by security
          holders                    4,980,500                    $1.59                    1,581,744

 Equity compensation plans
 not approved by security
          holders                       --                         --                         --

           Total                     4,980,500                    $1.59                    1,581,744


Selected Financial Data

         The selected financial data as of and for the years ended December 31, 2004 and 2003 presented below is derived from, and should be read in conjunction with our audited consolidated financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation."

                                               For the year ended                     For the year ended
                                                December 31, 2004                     December 31, 20033
                                            ------------------------               ------------------------
Net Loss for the year                               $(7,010,438)                           $(5,151,403)
Loss Per share - basic and diluted                  $     (0.21)                           $     (0.26)

                                                  For the year ended
                                                  December 31, 2004

Working Capital                                     $  1,835,533
Total Assets                                        $  2,972,081
Total Share Capital                                 $ 26,289,431
Accumulated Deficiency                              $(23,750,962)
Total Stockholders' Equity                          $  2,542,844


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

         We completed a reverse merger transaction on December 9, 2003 with Lions Gate Investment Limited, a Nevada corporation formed on October 29, 1999. Until the merger, Lions Gate engaged in oil and gas exploration activities, which Lions Gate discontinued following the merger and succeeded to the business of DOBI Medical Systems, Inc. The directors and management of DOBI Medical Systems thereupon became the directors and management of Lions Gate. On January 30, 2004, we changed our corporate name from Lions Gate Investment Limited to DOBI Medical International, Inc. and changed our state of incorporation from Nevada to Delaware pursuant to an Agreement and Plan of Merger, dated as of January 29, 2004, between Lions Gate and DOBI Medical International. DOBI Medical Systems currently remains a wholly-owned subsidiary of DOBI Medical International.

         DOBI Medical Systems, LLC was formed as a Delaware limited liability company in October 1999. (In December 1999, DOBI Medical Systems, LLC acquired substantially all the assets of Dynamics Imaging, Inc., including a number of patents and trade secrets that form the basis for its current proprietary technology position. On January 1, 2003, DOBI Medical was incorporated in Delaware and became DOBI Medical Systems, Inc.

         Since our future business will be that of DOBI Medical only, the information in this prospectus is that of DOBI Medical International as if DOBI Medical Systems had been the registrant for all the periods presented in this prospectus. Management's Discussion and Analysis or Plan of Operation presented in this Section and the audited consolidated financial statements accompanying this prospectus include those of DOBI Medical Systems prior to the reverse merger, as these provide the most relevant information for us on a continuing basis.

         For accounting purposes, DOBI Medical Systems was the acquirer in the reverse merger transaction, and consequently the transaction is treated as a recapitalization of the company. DOBI Medical's financial statements are the historical financial statements of the post-merger entity, DOBI Medical International.

OVERVIEW

         We are a developmental-stage company with no significant revenues. Our goal is to establish the ComfortScan(TM) system as the new standard of breast imaging diagnostic care in the United States and international medical community. The first steps in attaining this goal are to receive FDA approval for our ComfortScan(TM) system as an adjunct to mammography and establish our ComfortScan system as a recognized and widely utilized technology to aid physicians in the effective diagnosis of breast cancer.

         During 2004, we completed the product roll-out process, renewed our CE Mark, established FDA and quality systems standards, invested in production-level tooling, established a manufacturing facility compliant with good manufacturing practices, received our FDA Export Certificate, finalized agreements with several international distributors in select countries in Latin America, Europe and the Asia-Pacific regions, verified and validated our first release of the ComfortScan system, and sold and shipped 12 revenue-producing and production level ComfortScan investigative units to international markets for the purpose of conducting local clinical regulatory and marketing studies. In addition, our PMA clinical trial protocol was accepted by the FDA, we delivered and installed our first ComfortScan system in our first three PMA sites, and we trained and commenced the collection of patient scan data pursuant to our PMA clinical trial protocol.

         In 2005, we intend to complete our PMA clinical trial and submit our PMA application to the FDA, sell 10 to 20 systems through our international distributors in order to generate clinical results supporting the use of our ComfortScan system as an adjunct to mammography. We plan to continue to seek distribution alliances in international markets in order to obtain local regulatory approval and acquire patient scans in our research and development efforts. We will continue to develop and enhance our ComfortScan system by releasing new versions of our software and perhaps hardware to the international marketplace. We intend to place added emphasis internationally in developing luminary clinical research sites with noted physicians, and have them publish peer review clinical papers so as to better seed the international market and more quickly gain physician adoption once the ComfortScan system obtains local regulatory approval for commercial sale as a medical device.

         In November 2004, after successful completion of verification and validation testing in accordance with current quality systems regulations, and with outside, independent physicians as readers, we released our first production level version 1.0 ComfortScan system as an investigational device. In late 2004, we sold and shipped 12 revenue producing, production level ComfortScan investigational systems to international distributors for conducting local clinical studies. Subsequently, in January 2005, in connection with the development of version 2.0 of our ComfortScan system, internal testing by non-physician employees raised concerns about scan acceptance rates, repeatability performance, and the overall diagnostic accuracy. With the assistance of leading academic and clinical experts, we have made significant progress towards successfully resolving these concerns. We have released our ComfortScan 2.0 acquisition software to our PMA sites, and we have installed our beta ComfortView 2.0 reading software for testing in a few international clinical sites. We have substantially resolved the acceptance rate issue and have made substantial progress towards resolving the repeatability issue. We are currently on target to release version 2.0 of our ComfortScan system in the 2005 second quarter, although there can be no assurance that we will do so. We believe that the emergence and resolution of concerns such as these arise within the ordinary course of medical device product development efforts and result in the continued improvement of the ComfortScan system and its underlying technology. We do not currently believe that the improvements we have made to our software and hardware in connection with the development of ComfortScan system 2.0 will require reinitiating our PMA clinical trial. If there is a delay, our best estimate is that our PMA submission to the FDA may be delayed by up to six months.

         In connection with our 2005 goals, we expect our expenses to be approximately $1.8 million per quarter. In addition, we expect that PMA clinical trial project costs, including PMA site fees, clinical research organization fees, PMA site monitoring fees, and physician fees will be approximately $3.0 million. While we believe that we will achieve these goals, there can be no assurance that we will do so.

         We have generated insignificant ComfortScan system revenues to date, and therefore can draw no conclusions regarding the seasonality of our business.

         The accompanying financial statements have been prepared assuming that we will continue as a going concern. We are currently a development-stage enterprise and, as such, our continued existence is dependent upon debt and equity financing from outside investors. We have yet to generate a positive internal cash flow and until meaningful sales of our product begin, we are totally dependent upon debt and equity funding. So far we have been able to raise the capital necessary to reach this stage of product development and have been able to obtain funding for operating requirements, but there can be no assurance that we will be able to continue to do so. Moreover, there is no assurance that if and when FDA premarket approval is obtained, that our ComfortScan system will achieve market acceptance or that we will achieve a profitable level of operations. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         We generally recognize revenue upon the shipment of our product to our customers except for the initial maintenance component. That component is deferred and is recognized on a straight-line basis over the initial maintenance term.

         In order to achieve our goals, we incur research and development expenses, general and administrative expenses, clinical expenses and sales and marketing expenses.

         Research and development expenses consist primarily of compensation, benefits and related expenses for personnel engaged in research and development activities, outside contract and consulting expenses, the cost of non-PMA studies, material and supplies, and personnel costs to produce prototype units and develop manufacturing processes, methods and templates.

         General and administrative expenses consist of compensation, benefits and related expenses for personnel engaged in general management, finance and administrative positions. They also include expenses for financial advisory, legal and accounting fees, medical and scientific advisory board expenses, insurance and other expenses.

         Clinical program expenses consist of compensation, benefits and related expenses for personnel engaged in clinical related activities. These expenses also include costs of PMA clinical studies, consultants, and that portion of travel and general corporate expenses allocated to that department.

         Sales and marketing expenses consist of compensation, benefits and related expenses for personnel engaged in sales, marketing, and related business development activities. These expenses also include consultants, printing of promotional materials, trade shows and that portion of travel and general corporate expenses allocated to that department.

         We account for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived primarily from tax loss carry forwards. We have established a valuation allowance related to the benefits of net operating losses for which utilization in future periods is uncertain. We believe it is more likely than not that we will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of approximately $4,900,000 is provided.

         As of December 31, 2004, we have approximately $12,000,000 of federal net operating losses available to offset future taxable income, which if not utilized will expire in 2024. No provision for income taxes has been recorded in the financial statements as a result of continued losses. Any benefit for income taxes as a result of utilization of net operating losses may be limited as a result of change in control.

         The preparation of financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. As a development-stage enterprise, we have not had to make material estimates which have an effect on financial presentation.

OFF-BALANCE SHEET ARRANGEMENTS

         Our office facilities are subject to a five-year operating lease requiring monthly lease payments of approximately $20,000 per month. We have no other material off-balance sheet arrangements or liabilities.

RESULTS OF OPERATIONS

COMPARISON OF 12 MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003

         Revenue for the year ended December 31, 2004 was approximately $321,000. We shipped our first revenue producing ComfortScan systems in the quarter ended December 31, 2004.

         Cost of sales was approximately $384,000 for the year ended December 31, 2004. Combined with the revenue for this period, we had a gross loss of approximately $63,000 which was due to the limited initial sales combined with establishing current good manufacturing practices and facilities in accordance with FDA medical device quality system regulations.

         Research and development expenses increased approximately $803,000, or 70%, from $1,154,000 to approximately $1,957,000 for the 12 months ended December 31, 2004 compared to the prior year. This reflects an increase in engineering personnel, building additional prototypes of the ComfortScan system for developmental testing and refining the engineering of the hardware and software.

         General and administrative expenses increased approximately $677,000, or 46%, from $1,470,000 to approximately $2,147,000 for the 12 months ended December 31, 2004 compared to the prior year. This increase was mainly due to costs associated with the addition of financial and administrative personnel of approximately $360,000, higher insurance costs of approximately $192,000, consulting costs of approximately $184,000 and investor relations costs of approximately $146,000. This was offset by costs of approximately $178,000 in the prior year for unsuccessful attempts to raise capital.

         Clinical program expenses increased approximately $628,000, to $929,000, or 209%, for the 12 months ended December 31, 2004 compared to the prior year. These costs were mainly attributable due to the increased number of personnel recruited to manage clinical programs in the United States, predominately associated with the start of the PMA trials related to us applying for FDA approval for the ComfortScan system at its conclusion. These additional costs included equipment costs, site costs, consulting costs, personnel costs, and travel expenses.

         Sales and marketing expenses of approximately $1,919,000 for the twelve months ended December 31, 2004 reflect an increase of approximately $1,498,000. This increase was primarily in consulting costs to initiate a capital markets program for the purpose of creating an awareness of the us and our products, totaling approximately $733,000, additional personnel costs of approximately $534,000, additional consulting costs related to establishing overseas markets of approximately $118,000 and participation in various exhibits and shows of approximately $99,000, compared to the prior year.

         Interest expense for the twelve months ended December 31, 2004 consisted of minor financing of operational costs. For the year ended December 31, 2003, interest expense of approximately $1,808,000 was primarily for series 1 and 2 convertible promissory notes, substantially all of which were converted into common stock in December 2003.

LIQUIDITY AND CAPITAL RESOURCES

         We have financed our operations since inception through the private issuances of equity and debt securities, generating approximately $38,500,000 in gross proceeds to date, described chronologically below.

         During the year 2000, DOBI Medical Systems, LLC, a predecessor of DOBI Medical, completed its first private placement of shares, issuing 3,170,069 common shares at an issuance price of $2.31 per share, generating gross proceeds of approximately $7,316,000. In 2001, DOBI Medical Systems, LLC completed a private placement of 2,211,491 units of its class A convertible preferred shares at an issuance price of $1.00 per lot (each lot consisting of one unit of class A convertible preferred shares and one warrant to purchase common shares), generating gross proceeds of approximately $2,211,000. In 2003, DOBI Medical Systems, Inc. completed the sale of its series 1 convertible 8% notes and warrants in the amount of $3,373,000. Later in 2003, we completed the sale of our series 2 convertible 12% notes and warrants in the amount of $1,680,000.

         In December 2003, DOBI Medical Systems merged into a publicly-traded company, Lions Gate Investment Limited, which became the surviving entity (in January, 2004 Lions Gate changed its corporate name to DOBI Medical International, Inc.), and simultaneously completed the first tranche of a two-tranche private placement in which we issued 5,500,000 shares of common stock at a price of $1.00 per share and three-year warrants to purchase 2,750,000 shares of common stock at an exercise price of $1.54 per share, generating gross proceeds of $5,500,000.

         In July 2004, we completed the private placement of approximately $5.16 million in shares of our series A preferred convertible stock and associated warrants. The shares of series A preferred stock sold in the private placement carry a dividend of 8% per year and were initially convertible into 2,580,667 shares of common stock. We also issued four-year investor warrants to purchase 2,580,667 shares of common stock at a price of $3.00 per share. In connection with the closing of the second tranche of the December 2003 private placement and the March 2005 private placement, the number of common shares into which the series A preferred stock is convertible was increased to approximately 3,839,496 shares, reflecting anti-dilution adjustments.

         At the closing of the performance milestone-based second tranche in December 2004, we issued 6,000,002 shares of common stock at a price of $.50 per share, generating gross proceeds of approximately $3,000,000. In that connection, we issued three-year warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.54 per share.

         On March 30, 2005, we completed a private placement of 21,000,000 shares of our common stock at a price of $.50 per share, and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $.75 for the first 5,250,000 warrant shares and $1.25 for the next 5,250,000 warrant shares, resulting in aggregate gross cash proceeds of $10,500,000 and approximate net cash proceeds of $9,665,000. We believe that, with these proceeds, we will meet our funding needs into the first half of July 2006.

     As of March 31, 2005, we had cash and cash equivalents of approximately $10,250,000. Net cash used in operating activities during 2004 totaled approximately $6,500,000, and capital expenditures totaled approximately $720,000. For 2005, we have no significant capital expenditure commitments. Our goals for 2005 are to submit our PMA application for the ComfortScan system as an adjunct to mammography to the FDA by the end of 2005 and sell 10 to 20 ComfortScan systems through our international distributors. In connection with our 2005 goals, we expect our expenses to be approximately $1.8 million per quarter. In addition, we expect that PMA clinical trial project costs, including PMA site fees, clinical research organization fees, PMA site monitoring fees, and physician fees will be approximately $3.0 million. While we believe that we will achieve these goals, we cannot guarantee such result.

                                    BUSINESS

OVERVIEW

         Our company, DOBI Medical International, Inc., together with our wholly-owned subsidiary, DOBI Medical Systems, Inc., is an advanced medical technology imaging company engaged in the business of developing and commercializing a new, non-invasive, gentle and cost effective means for the improved diagnosis of breast cancer and other diseases through the detection of vascular changes (known as "angiogenesis") associated with malignant tumors. From inception through December 31, 2004, we have incurred $8,859,510 in research and development expenses.

         We are a development-stage company with no significant revenues to date. Our goal is to establish our ComfortScan(TM) system as the new standard of breast imaging diagnostic care in the United States and international medical communities. We are in the process of seeking Premarket Approval (PMA) from the FDA for our ComfortScan system as an adjunct to mammography. We have successfully completed four of the five required steps in the PMA process, and anticipate submitting any updates to the first four modules and submit the pivotal PMA clinical trial research study of the fifth module. This fifth module, a clinical test seeking 120 malignancies from approximately 900 to 1200 patients, is expected to be submitted to the FDA late 2005 with FDA review expected to take approximately six months.

         During 2004, we completed the product roll-out process, renewed our CE Mark, established FDA and quality systems standards, invested in production-level tooling, established a manufacturing facility compliant with good manufacturing practices, received our FDA export certificate, finalized agreements with several international distributors in select countries in Latin America, Europe and the Asia-Pacific regions, verified and validated our first release of the ComfortScan system, and sold and shipped 12 revenue-producing production level ComfortScan investigative units to international markets for the purpose of conducting local clinical regulatory and marketing studies. In addition, our PMA clinical trial protocol was accepted by the FDA, we delivered and installed our ComfortScan system in our first three PMA sites, and we commenced the collection of patient scan data pursuant to our PMA clinical trial protocol.

THE COMFORTSCAN(TM) SYSTEM

         The first application of our technology is the ComfortScan system, an adjunct to mammography and physical exams. The ComfortScan system is a non-invasive, gentle, relatively quick, non-ionizing medical imaging device designed to assist physicians in the detection of breast cancer by focusing on dynamic functional, physiological imaging (i.e., what is occurring within the tissue in near real-time), rather than a singular morphological image (i.e., a static anatomical snapshot showing anatomical details at a single point in time), such as those created by mammography. Our ComfortScan system depicts dynamic changes in blood volume and oxygen depletion that are associated with malignancies. ComfortScan is being designed and tested to show that it provides high levels of specificity in detecting benign lesions within the breast, thus resulting in reducing the number of false positives generated by current techniques, and potentially reducing the high number of breast biopsies or other downstream testing now being performed. These unprecedented images provide the physician with new, physiologic information which may be associated with cancer development. The entire ComfortScan procedure typically takes approximately ten minutes, with the actual image acquisition of the DOBI(R) scan taking approximately one minute per breast. Our current suggested retail price for the ComfortScan system is $140,000. Our ComfortScan system is currently limited by federal law to investigational use within the United States. It is not yet commercially available as an adjunct to mammography in the United States, and its future availability in the United States cannot be assured.

REIMBURSEMENT STRATEGY

         In the United States and some international markets, healthcare providers that purchase medical equipment, such as the ComfortScan system, often rely on government and private third-party payers to reimburse much of the cost of the procedures for which the products are used. Therefore, decisions by third-party payers concerning reimbursement for use of our products are likely to affect the attractiveness of our products compared with those of our competitors. We plan to educate these third-party payers about the ComfortScan system so that they will "cover" (i.e., reimburse) procedures that use the device. In seeking coverage, we intend to retain experts in the area of coverage of new technologies to develop a strategy for demonstrating to the third-party payers, including Medicare, state Medicaid agencies and private health insurers of all types, that coverage of the ComfortScan system is cost-justified and its significant benefits outweigh its comparatively marginal costs. We believe third-party payers could encourage usage of the ComfortScan system as an accurate, low-cost procedure that will substantially reduce the number of benign biopsies and other testing, resulting in lower healthcare costs while improving overall patient care.

         We intend to implement the following strategy to gain coverage of the ComfortScan procedure:

         o obtain a Current Procedural Terminology, or CPT, code by building on existing adjunctive diagnostic codes;
         o collaborate with key healthcare administrators and private payer organizations that will benefit from the cost effectiveness of the ComfortScan system;
         o   retain a dedicated reimbursement specialist with expert knowledge of the federal, state and private payer reimbursement processes;
         o   establish a business advisory council composed of highly respected business and healthcare executives to work with us and various women's and professional organizations, and
         o   conduct further testing in locations where it may be needed.

         We will enhance our relationships with a variety of important women's health and breast cancer awareness groups around the nation and plan to actively educate those who can financially benefit from the use of our ComfortScan system such as health insurers, HMOs, managed care companies and physicians. We will enhance and expand our relationships with leading physicians at prestigious cancer institutions worldwide. We also have in place affiliations with leading scientific research centers, such as the Scripps Research Institute in La Jolla, California and the Angiogenesis Foundation in Boston, Massachusetts. Our Medical Advisory Board is composed of well respected and recognized physicians in radiology, oncology and angiogenesis. We have augmented these efforts with our attendance and participation over the past several years at various medical imaging conferences such as Radiological Society of North America, American Association for Cancer Research and American Society for Clinical Oncology.

DISTRIBUTION NETWORK

         Our form of distributor agreement generally provides that the distributor, in exchange for discounts against our suggested list price, will market, sell and service our ComfortScan system in its local territory and provide first line customer support. In addition, we require that the distributor purchase an initial ComfortScan system and install it in a clinical site for the purpose of conducting a local clinical trial to demonstrate its efficacy and, where applicable, obtain local government approval. We began to sell our investigational ComfortScan system as an adjunct to mammography in international markets in the fourth quarter of 2004. We currently have ten distributors in Latin America, Europe and the Asia-Pacific regions.

COMPETITION

         We are developing a new diagnostic technology based on angiogenesis. We are not aware of a similar breast imaging product in the marketplace, but we are aware of several breast imaging products under development utilizing diagnostic x-ray, magnetic resonance imaging, optical imaging, laser, thermal imaging, ultrasound and other technologies. We believe that all of these other products under development are more expensive and more time consuming than our non-invasive, dynamic functional technology that uses high intensity light-emitting diodes and gentle external pressure to highlight areas of vascular development common to malignant tumors in the breast. The market for breast cancer detection equipment is extremely competitive, with both large, international diversified manufacturers, including Siemens, Toshiba, GE Medical Systems, Kodak, Fisher Imaging, Philips, Imaging Diagnostic Systems, Inc., Hologic/Lorad, Advanced Research Technologies, Inc., and smaller firms developing new technologies. These companies, although competitors, may also be possible strategic partners for us.

INTELLECTUAL PROPERTY

         We own nine issued U.S. patents, five international patents and two pending foreign patent applications covering a broad range of closely-related technologies. These include, among others:

         o optical investigation of physiological components in the human body, methods for optical and acoustic diagnosis of internal organs, multimodal imaging capability, and

         o   the soft breast holder mechanism.

         We expect to file additional patent applications domestically and internationally as we continue to improve our existing technology, develop new releases and make advances to our ComfortScan system.

EMPLOYEES

         As of April 15, 2005, we have 30 full-time employees. We have experienced good employee relations and are not, and never have been, a party to a collective bargaining agreement.

FACILITIES

         Our principal executive offices are located in approximately 12,000 square feet of office and assembly space at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430. We have a five-year lease which expires on September 15, 2009, subject to renewal rights.

LEGAL PROCEEDINGS

         As of the date of this prospectus, except as follows, there is no material litigation threatened or pending involving us. On April 15, 2005, we filed suit in the Supreme Court of the State of New York, County of New York, Index No. 601348/05, against Brian Vodicka, a former member of our board of directors, alleging breach of contract and breach of fiduciary duty and seeking specific performance and injunctive relief preventing the disclosure and requiring the return of certain confidential and proprietary documents. In addition, we received a copy of a Verified Petition to take written depositions before suit from a Robin Chiswell allegedly filed in the Harris County, Texas District Court, and apprising us of possible violations of the Texas Securities Act. To our knowledge, no legal proceeding appears on the court's docket, no court index number has been assigned, and no hearing date has been set. We will aggressively defend any proceedings and suits brought against us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table shows the positions held by our board of directors and executive officers, and their ages as of April 15, 2005:

NAME                           AGE          POSITION
----                           ---          --------
Robert B. Machinist            52           Chairman of the Board
Phillip C. Thomas              56           Co-Founder, Chief Executive Officer
                                            and Director
David H. Clarke                63           Co-Founder and Director
Brad Baker                     45           Director
William Li, M.D.               42           Director
Webb W. Turner                 67           Director
Steve M. Barnett               63           Director
Michael R. Jorgensen           52           Executive Vice President and
                                              Chief Financial Officer

-----------------

         ROBERT M. MACHINIST became a director of DOBI Medical Systems in October 2003 and became a member of our board in December 2003. Mr. Machinist has served as Chairman and managing partner of MB Investment Partners in New York since August, 2004, and as managing partner of M Capital, LLC, a private equity investment firm based in Rye, New York, since January 2002. From November 1998 to December 2001, Mr. Machinist served as Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. Mr. Machinist received a B.A. degree from Vassar College and did graduate work at the Weizmann Institute in Rehovot, Israel. He is the Chairman of the American Committee for the Weizmann Institute of Science and a member of its International Board of Governors. Mr. Machinist is also a member of the board of directors of Traffix, Inc., a NasdaqNM on-line marketing and advertising company.

         PHILLIP C. THOMAS is a co-founder of DOBI Medical Systems and became a member of our board and our Chief Executive Officer in December 2003. Mr. Thomas has been the Chief Executive Officer and a director of DOBI Medical Systems since December 1999, and for more than one year prior thereto, he was the Chief Executive Officer of Dynamics Imaging, Inc., a Delaware corporation from which DOBI Medical Systems acquired the DOBI technology and its other non-financial assets. Over the past 25 years, Mr. Thomas has served in a number of public and private high technology senior executive positions. From September 1992 to January 1997, Mr. Thomas was the Chief Executive Officer for Medication Delivery Devices, Inc. (MDD), a medical device start-up. MDD was sold to Baxter Healthcare in 1997, four years after its inception. Mr. Thomas received his B.A. degree from Brigham Young University and has completed executive development courses at Harvard Business School and Stanford Business School.

         DAVID H. CLARKE is a co-founder of DOBI Medical Systems and became a member of our board in December 2003. Mr. Clarke had been a director of DOBI Medical Systems since December 1999. Mr. Clarke is the controlling stockholder of Lake Worth Ventures, Inc., which was the largest stockholder of DOBI Medical Systems and, as a result of the merger, is our largest single stockholder. Since 1995, Mr. Clarke has been the Chairman and Chief Executive Officer of Jacuzzi Brands, Inc, a New York Stock Exchange-listed company. Prior to joining Jacuzzi Brands, Mr. Clarke was Deputy Chairman and Chief Executive Officer of Hanson Industries, Inc., as well as Vice Chairman of Hanson plc. Mr. Clarke also serves on the Board of Fiduciary Trust Company International and serves as an Advisory Director for Sterling Financial Group of Companies, Inc., an investment banking firm which served as the placement agent in the private placement which we completed in connection with the reverse merger and served DOBI Medical Systems as placement agent in four previous private placements. Mr. Clarke also serves on the board of United Pacific Industries Limited, a manufacturing company listed on the Hong Kong stock exchange.

         BRAD BAKER joined the DOBI Medical Systems board of directors in October 2003 and became a member of our board in December 2003. From April 2000 to February 2002, Mr. Baker served as head of the online division of Sterling Financial Investment Group, an investment company banking firm which served as the placement agent in the private placement which we completed in connection with the merger. From September 1989 to January 1990, Mr. Baker served as Corporate Secretary and one of four members of the Executive Board of the Resolution Trust Corporation, a federal agency formed to restructure and reorganize the thrift industry. At various times since 1989, Mr. Baker has served as the Acting Executive Secretary of the United States Treasury Department.

         WILLIAM LI, M.D. joined the DOBI Medical Systems board of directors in October 2003 and became a member of our board in December 2003. Dr. Li is also a member of our Scientific Advisory Board. Dr. Li is a co-founder of the Angiogenesis Foundation in Cambridge, Massachusetts, of which he has been the President since April 1990 and Medical Director since December 1994. Dr. Li has extensive expertise in tumor angiogenesis, in vivo angiogenesis models, angiogenesis therapeutic development, and clinical trial analysis. He trained with Dr. Judah Folkman, who pioneered the field of angiogenesis research. Dr. Li works in association with the National Institutes of Health, the Veteran's Administration and other major governmental and academic institutions on angiogenesis-related programs. Dr. Li received an M.D. degree from University of Pittsburgh School of Medicine. He completed his clinical training in internal medicine at the Massachusetts General Hospital in Boston. Dr. Li also serves on the faculties of Harvard Medical School, Tufts University School of Veterinary Medicine and the teaching staff at Dartmouth Medical School.

         WEBB W. TURNER joined the DOBI Medical Systems board of directors in June 2000 and became a member of our board in December 2003. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc. Since November 2003, Mr. Turner has been self employed as a financial consultant. From July 2003 to October, 2003, Mr. Turner was Senior Area Manager for International Profit Associates, a Chicago-based management consulting firm. From September 1998 to May 2001, Mr. Turner was a consultant with Spencer Trask & Company, an investment banking firm. Mr. Turner has over 20 years' experience with investment banking and advisory firms, and 10 years' experience as the chief executive officer of a furniture manufacturing company. Mr. Turner holds an A.B. degree in economics from Duke University.

         STEVE M. BARNETT became a member of our board of directors in May 2005. Mr. Barnett is an investor in, as well as an advisor to senior management of, marketing, manufacturing and distribution companies with regard to operations. For more than two decades, Mr. Barnett has been President and Chairman of CDC, Inc., whose principal activity is the acquisition and management of small to mid-sized manufacturing and distribution companies. Since April 2000, Mr. Barnett has served as a Director and Chairman of the Audit Committee of UCN, Inc., a publicly-traded technology-based telephone company specializing in automated call distribution and call-center management, including a wide range of long distance, data transmission and related communication services. Since October 2004, Mr. Barnett has served as a Director of Medis Technologies Ltd., a company listed on the Nasdaq National Market specializing in advanced technology involving unique fuel cell power packs for portable electronic devices. Mr. Barnett also serves as an advisor to senior management of Grayhill, Inc., a manufacturer of electrical systems, since May 1993, and Joseph A. Freed & Associates, a national real estate development company, since June 1998. He has been a Director of Bank Leumi USA since October 2001. He has also served as Vice Chairman of the Board and Director of Chicago's Jewish Federation since 1997, and as a member of the Board of Governors for the Reconstructionist Rabbinical College since 2003. Mr. Barnett holds a J.D. degree from the University of Chicago Law School and holds a bachelor's degree in Chemistry and Biology from Carleton College.

         MICHAEL R. JORGENSEN became Executive Vice President and Chief Financial Officer of DOBI Medical Systems in February 2003, and our Executive Vice President and Chief Financial Officer in December 2003 following the completion of the reverse merger. In February 1997, he joined AXS-One, Inc., a multinational financial software company, as Executive Vice President and Chief Financial Officer, Treasurer and Secretary and became its Executive Vice President, North America, in March 2001 and Executive Vice President, Chief Administrative Officer in June 2001 until February 2003.

         Each director holds office until our next annual meeting of stockholders or until his death, resignation or removal, if earlier.

SIGNIFICANT EMPLOYEES

         Our other significant employees include:

         SAL LUCIA, 54, joined us as Director, Operations, in December 2003. Mr. Lucia was a private consultant from September, 2002, and from 1994 to September, 2002, he served as Director of Operations for Lorad, a subsidiary of Hologic Corporation, a medical device imagining where he directed manufacturing operations. Prior to this, he held management positions with several industry leading firms, including Unimation, a division of Westinghouse. Mr. Lucia has over 20 years operational experience in the medical imaging and capital equipment industries. He holds a BA in Economics from Clemson University and is past president and current board member of the National Association of Purchasing Management, Seven Counties Affiliate.

         FRANK M. PUTHOFF, 59, joined DOBI Medical Systems as General Counsel in February 2003 and became our General Counsel and Secretary in December 2003. Mr. Puthoff was Executive Vice President, Chief Legal Officer and Secretary of ProxyMed, Inc., a healthcare claims electronic transaction NasdaqNM public company, from 1996 to 2001. From 1994 to 1996, he was Vice President, General Counsel and Secretary for Miami Subs Corporation, a NasdaqNM public company. Prior to this, he held executive positions with Ground Round Restaurants, Inc. and

NasdaqNM public company and an affiliate of Hanson PLC, PepsiCo, Inc. and Marriott Corporation. He holds a B.A. degree in Philosophy from Borromeo College, a J.D. degree from the University of Toledo, and an M.A. degree from Barry University. He is a licensed attorney in Ohio and the District of Columbia.

         MICHAEL S. SILVER, PH.D., 50, joined us as Vice President, Clinical Research in January 2005. Dr. Silver has over 25 years of experience in various aspects of the medical and pharmaceutical industries. Of this time, ten years were in the pharmaceutical and medical device industries, implementing biomarkers in clinical trials for oncology, CNS, and cardiovascular therapeutics. Additionally, he has over fifteen years experience in medical imaging systems research and development, working with several international medical device manufacturers on MR applications and development. He received his masters degree in biophysics in 1979 and his Ph.D. in Electrical Engineering and Computer Science in 1985, both from Johns Hopkins University. Dr. Silver has co-authored over 40 peer-reviewed publications and presentations.

         A. ROBERT SOHVAL, PHD., 55, joined us as Vice President, Research and Development in March 2004. Dr. Sohval has worked in the diagnostic imaging industry for more than 25 years and has held executive leadership positions in several private and public companies. Dr. Sohval has been involved in system design and product development of innovative digital radiography detectors, advanced breast imaging systems, and high performance CT scanners, and holds 10 patents in medical imaging. He received a B.S. degree and Ph.D. in Physics from Massachusetts Institute of Technology and has completed the Advanced Management Program at the Harvard Business School.

         There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

         In connection with the engagement of Sterling Financial Investment Group, Inc. as placement agent in two private placements of DOBI Medical securities in 2000 and 2001, we agreed to nominate one person designated by Sterling Financial to our board of directors so long as stockholders introduced to us by Sterling Financial own at least 10% of all our outstanding equity securities. Mr. Baker is the current director designee of Sterling Financial.

BOARD COMMITTEES

         AUDIT COMMITTEE. The Audit Committee of our board of directors consists of Brad Baker, Chairman, Robert Machinist and Steve M. Barnett. The board determined that Mr. Baker is "financially sophisticated" and an "audit committee financial expert," as those terms are defined by the American Stock Exchange ("Amex") Section 121 of its Company Guide and by Regulation S-B of the Securities Exchange Act of 1934, respectively. Our Audit Committee is composed of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment and who possess an understanding of financial statements and generally accepted accounting principles. Thus, each member is an "independent" director, as that term is defined by Amex and by the regulations of the Securities Exchange Act of 1934. Pursuant to our Audit Committee Charter, which was filed as Exhibit 99.1 to our 2003 Annual Report, our Audit Committee's Charter specifies the scope of the Audit Committee's responsibilities and the means by which it carries out those responsibilities; the outside auditor's accountability to the board and the Audit Committee; and the Audit Committee's responsibility to ensure the independence of the outside auditors, including their recommendations to improve the system of accounting and internal controls.

         COMPENSATION COMMITTEE. The Compensation Committee of the board of directors consists of Webb Turner, Chairman, William Li, M.D. and Steve M. Barnett Pursuant to our Compensation Committee Charter, which was filed as
Exhibit 99.2 to the 2003 Annual Report, the Compensation Committee is responsible for reviewing and approving the salary and benefits policies, including compensation of our Chief Executive Officer and the other executive officers. Our Compensation Committee also administers the 2000 Stock Incentive Plan as adopted and assumed by us, and recommends and approves grants of stock options under that plan. Both Mr. Turner and Dr. Li are, in the opinion of our board of directors, "independent" directors, as that term is defined under Amex rules and by the regulations of the Securities Exchange Act of 1934.

         NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE. The Nominations and Corporate Governance Committee was formed in October, 2004 and consists of Brad Baker, Chairman, and Robert Machinist. Pursuant to the Nominations and Corporate Governance Committee Charter, which was filed as Exhibit 99.1 to the 2004 Annual Report, the Nominations and Corporate Governance Committee is responsible for board member qualification and nomination to the full board as well as matters relating to corporate governance. Both Mr. Baker and Mr. Machinist are, in the opinion of our Board of Directors, "independent" directors, as that term is defined under Amex rules and by the regulations of the Securities Exchange Act of 1934.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2004, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with, except that Mr. Clarke in March 2004, July 2004 and December 2004 failed to timely file a Form 4, but subsequently timely filed a Form 5 disclosing such transactions, and Mr. Vodicka in December 2004 failed to timely file a Form 4, but subsequently timely filed a Form 5 disclosing such transaction. On February 7, 2005, we received notice from Mr. Vodicka that he resigned from the board. Mr. Vodicka failed to timely file a Form 5, and we believe he has not yet done so, following notice.

EXECUTIVE COMPENSATION

         The following table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered to us by our Chief Executive Officer and all other executive officers in such years who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                           SUMMARY COMPENSATION TABLE

                                                                                       OTHER ANNUAL      LONG TERM AWARDS
                                                                                       COMPENSATION         SECURITIES
                                                                                            ($)             UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR      SALARY($)      BONUS($)            (1)            OPTIONS/SARS
---------------------------                    ----      ---------      --------            ---            ------------

Phillip C. Thomas                                2004      248,462             -            -                       -
Chief Executive Officer                          2003      210,888        12,231            -                  75,000
                                                 2002      180,938        67,713            -                       -

Michael R. Jorgensen (2)                         2004      200,000             -                              250,000
Executive Vice President and                     2003      179,428        10,962            -                 387,500
Chief Financial Officer                          2002       37,500             -            -                       -

Denis O'Connor (3)                               2004      166,734                          -                 250,000
Senior Vice President                            2003            -             -          33,336              200,000
Sales and Marketing                              2002            -             -            -                       -



----------------------
(1) Other compensation does not include the cost for health and welfare benefits received by the above named officers. The aggregate amounts of personal benefits did not exceed the lesser of $50,000 of 10% of the total annual compensation of such officer, other than for Mr. O'Connor, who received $33,336 in relocation expenses.

(2) Mr. Jorgensen joined us as a consultant in November 2002 and became an employee in February 2003.

(3)  Mr. O'Connor joined us December 2003 and resigned effective March 11, 2005.

COMPENSATION OF DIRECTORS

         Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Commencing January 1, 2004, we pay each non-employee director a retainer fee of $1,000 per quarter, plus a participation fee of $500 for each regular and/or special meeting of the board of directors, not to exceed $1,000 per quarter, regardless of the number of meetings. We also pay a committee participation fee of up to $250 for each meeting of a committee of the board, not to exceed $500 per quarter, regardless of the number of meetings. Fees are accrued and paid annually, in arrears, following the end of each year's audit. We will also reimburse each director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to the Chief Financial Officer and approval by the Chairman of the Board and/or the Chief Executive Officer.

         Effective April 28, 2005, non-employee directors new to the board are awarded an incentive grant of an option to purchase 250,000 shares of common stock, and existing non-employee directors were awarded an option to purchase 250,000 shares, except that the Chairman was awarded an option grant for 300,000 shares due to anticipated greater levels of oversight and work effort. Thereafter, upon appointment, each new committee chair will receive an initial grant of 50,000 shares. Upon each subsequent annual stockholders' meeting in which a director has been re-elected, each non-employee director will be awarded an option to purchase 25,000 shares. Upon reappointment, each committee chairman will be awarded an option to purchase 25,000 shares, and the Chairman of the Board will be granted an option to purchase 75,000 shares. Such option awards will be non-qualified and will have an exercise price equal to the fair market value of the common stock, based on the closing price at the end of trading on the date of the award, vest on the first anniversary date of the grant if the director has continued to serve until that date, and have a term of five years from the date of award. These options will be for our common stock under the same terms as indicated above, subject to any adjustments as may be necessary. Other terms and conditions of the option grants are on the standard terms and conditions as option grants to employees.

         Our Compensation Committee reviews director compensation plan annually, and adjusts it according to then current market conditions and good business practices.

OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2004

         During 2004, we granted stock options under the DOBI Medical 2000 Stock Incentive Plan to purchase 2,367,750 shares of common stock, including the options described in the table below.


                                                          PERCENT OF TOTAL
                               NUMBER OF SECURITIES     OPTIONS/SARS GRANTED
                                UNDERLYING OPTIONS/         TO EMPLOYEES           EXERCISE
NAME                               SARS GRANTED            IN FISCAL YEAR        OR BASE PRICE         EXPIRATION
                               --------------------     --------------------     -------------         ----------
                                        (#)                                         ($/SH)
Phillip C. Thomas                           -                  -                       -                    -
Chief Executive Officer
Michael R. Jorgensen
Executive Vice President and           75,000
Chief Financial Officer               175,000                  3.2                   0.74               12/13/14
                                                               7.4                   1.54               12/13/14
Denis O'Connor
Senior Vice President                  75,000                  3.2                   0.74               12/13/14
Sales and Marketing                   175,000                  7.4                   1.54               12/13/14

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2004 AND FISCAL YEAR END OPTION/ SAR VALUES



                                                                   NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY
                                    SHARES                        OPTIONS/SARS AT FISCAL     OPTIONS/SARS AT FISCAL
                                   ACQUIRED          VALUE               YEAR END                   YEAR END
NAME                              ON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                              -----------       --------     -------------------------  -------------------------
                                      (#)             ($)                   (#)                        ($)
Phillip C. Thomas                      -               -              252,500/50,000                 250/500
Chief Executive Officer
Michael R. Jorgensen                   -               -              96,875/540,625                562/2,438
Executive Vice President and
Chief Financial Officer
Denis O'Connor                         -               -              50,000/400,000                500/2,250
Senior Vice President
Sales and Marketing


EMPLOYMENT AGREEMENTS

         Phillip C. Thomas, Co-Founder, Director and Chief Executive Officer, entered into an employment agreement with us dated December 9, 2003 to continue serving as Chief Executive Officer for a term of three years through December 8, 2006, with automatic one-year extensions on each anniversary of the commencement date under certain conditions. Pursuant to the employment agreement, Mr. Thomas will devote all of his business time and efforts to us and will report directly to the board of directors. The employment agreement provides that as long as Mr. Thomas serves as Chief Executive Officer, the board of directors will nominate him for election to the Board.

         The employment agreement currently provides that Mr. Thomas will receive a fixed base salary at an annual rate of $260,000. On March 10, 2005, Mr. Thomas' employment agreement was amended. For the years 2004 and 2005, he has agreed to waive his annual "cost-of-living" increases and his annual incentive bonus which for 2004 would have been $130,000. Mr. Thomas' employment agreement provides that if and upon FDA approval of the ComfortScan system, Mr. Thomas will participate significantly in a bonus pool of $500,000 to key employees as determined by the Compensation Committee.

         Mr. Thomas' employment agreement also provides for termination by us upon death or disability (defined as 180 days of incapacity during any 365 day period) or upon conviction of a felony crime of moral turpitude or a material breach of his obligations to us. In the event Mr. Thomas' contract is terminated by us without cause or for disability, he will be entitled to compensation for the greater of two years or the balance of the term, plus health and disability and life insurance. In the event of a "change of control," as that term is defined under Mr. Thomas's employment agreement, all his options shall vest, and if he is terminated three months before or 24 months after such event, he and his spouse shall be entitled, under specified circumstances, to receive health, disability and life insurance benefits for 24 months after such event. If he voluntarily terminates as an employee after 12 months after the change of control, he will be entitled to the same post-termination benefits as if he had been terminated by the acquirer within the first 24 months. Payments made or to be made Mr. Thomas under his employment agreement are not intended to be non-deductible to us by reason of the operation of Section 280G of the Internal Revenue Code of 1986, relating to golden parachute payments. Should any such payment otherwise be taxable to Mr. Thomas, we have agreed to gross up such payments. By amendment to Mr. Thomas' employment agreement, we and Mr. Thomas also agreed to eliminate any payments that may have been due him under his employment agreement upon a change of control event in consideration for a cash payment to Mr. Thomas of $125,000, payable within five business days after the completion of the financing that was completed on March 30, 2005 and the grant of an option to purchase 75,000 shares of common stock at $0.66, the closing price of our stock on the date this amendment was approved by our board of directors.

         The employment agreement also contains covenants (a) restricting Mr. Thomas from engaging in any activities competitive with our business during the term of his employment agreement and for two years thereafter, (b) prohibiting him from disclosure of confidential information regarding us, and (c) confirming that all intellectual property developed by him and relating to our business constitutes our sole and exclusive property.

         Since he first commenced service to us and our predecessors as Chief Executive Officer, our board of directors has also awarded him options to purchase an aggregate of 377,500 shares of common stock under our 2000 Stock Incentive Plan at exercise prices ranging from $.66 per share to $2.31 per share, as adjusted in accordance with the terms of the merger.

         All our other employees are employees at will under law, most of whom would receive separation pay if terminated without cause ranging from one month to 12 months. Separation pay would not be deemed to be material. In November 2004, our board of directors approved a resolution providing that upon a change of control event of the company (as defined our 2000 Stock Incentive Plan), all options issued pursuant to that Plan will immediately vest.


STOCK INCENTIVE PLAN

         Our 2000 Stock Incentive Plan, as amended December 10, 2003, was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our reverse merger transaction, Lions Gate adopted and assumed all of DOBI Medical System's obligations under its 2000 Stock Incentive Plan and increased the number of shares issuable under stock option grants to 9,788,573 shares. As of April 14, 2005, there were outstanding stock options to purchase 4,681,500 shares of our common stock.

                                 STOCK OWNERSHIP

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 15, 2005 by:

         o each person who is known by us to beneficially own 5% or more of our common stock;
         o  each of our directors and executive officers; and
         o  all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

         Except as otherwise set forth below, the address of each of the persons listed is c/o DOBI Medical International, Inc., 1200 MacArthur Boulevard, Mahwah, New Jersey 07430.

                                                             NUMBER OF
                                                              SHARES               PERCENTAGE OF SHARES
                                                           BENEFICIALLY             BENEFICIALLY OWNED
                                                               OWNED                        (1)
                                                         ------------------        ----------------------
Lake Worth Ventures, Inc.                                   8,304,200                     12.4%
  c/o Mr. David H. Clarke
  777 South Flagler Drive - Suite 1100
  West Palm Beach, FL 33401

David H. Clarke
  777 South Flagler Drive
  Suite 1112
  West Palm Beach, FL 33401                                10,853,050         (2)         16.2%

Brad Baker                                                     63,000                         *

William Li, M.D.                                               63,000                         *

Robert M. Machinist                                           760,189                      1.1%

Phillip C. Thomas                                           3,208,752                      4.9%

Webb W. Turner
  400 East 50th Street
  New York, NY 10022                                        2,689,003         (3)          4.1%

Michael R. Jorgensen                                          442,500                         *

Sam Belzberg
  Gibralt Capital
  2600-1075 West Georgia St.
  Vancouver, B.C. V6E 3C9                                   3,460,456                      5.2%
  Canada

Martin Solomon
  1643 Brickell Ave.
  Suite 4902                                                4,633,636         (4)          7.0%
  Miami, FL 33129




                                                             NUMBER OF
                                                              SHARES               PERCENTAGE OF SHARES
                                                           BENEFICIALLY             BENEFICIALLY OWNED
                                                               OWNED                        (1)
                                                         ------------------        ----------------------
Basso Multi-Strategy                                        4,964,450                      7.4%
  Holding Fund Ltd.(5)
  1266 S. Main Street, 4th Floor
  Stamford, CT   06902

All directors and executive officers as a group            18,079,494                     26.5%
(7 persons)

-------------------------------
         *Less than 1% of outstanding shares.

(1) Based upon 65,257,155 shares of common stock outstanding on March 30, 2005, as calculated in accordance with Rule 13d-3 under the Securities
         Exchange Act of 1934. Unless otherwise indicated, this includes shares owned by a spouse, minor children and any entities owned or controlled by the named person. It also includes shares that any named person has the right or option to acquire within 60 days of the date of this prospectus. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes 6,501,691 shares of common stock and warrants and series A preferred stock convertible into 1,802,509 shares of common stock owned by Lake Worth Ventures, Inc., 19,500 shares of common stock owned by affiliates of Lake Worth Ventures, which are controlled by David H.
         Clarke and stock options to purchase 73,750 shares of common stock granted to David H. Clarke.

(3) Includes 2,600,003 shares of common stock owned by Dynamics Imaging, Inc. Mr. Turner is the Chairman of the Board of Dynamics Imaging, Inc.

(4)      Includes 1,745,454 shares of common stock and warrants to purchase
         406,364 shares of common stock owned by Haslemere Partners LTDA, of which Mr. Solomon is the general partner.

(5) Basso Capital Management, L.P., or Basso, is the Investment Manager to each of Basso Multi-Strategy Holding Fund Ltd. and Basso Private
         Opportunity Holding Fund Ltd. Howard I. Fischer is a managing member of
         Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over the securities held by each fund. The funds beneficially own a total of 6,430,500 shares, or 9.8% of the shares listed in note 1 above.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Lake Worth Ventures, Inc., or LWVI, was the largest single stockholder of DOBI Medical Systems prior to the reverse merger (based on information filed with the SEC), and continues to be our largest stockholder. From time to time since January 1, 2001, it lent funds to DOBI Medical Systems pursuant to demand notes, which bore interest at rates ranging from 1.2% to 6.0% per year. The aggregate principal amount lent was $1,443,299, none of which was repaid in cash, and all of which, including accrued interest, was exchanged for capital stock and warrants of DOBI Medical Systems at prices equal to the offering prices in DOBI Medical Systems then pending private placements. No cash interest was paid on account of such loans. LWVI also lent $250,000 to DOBI Medical Systems shortly before the merger by purchasing Series 2 Notes and Series 2 Warrants, which have been converted into common stock and warrants of Lions Gate in the merger. David H. Clarke, a director of DOBI Medical Systems who became a member of our board at the effective time of the merger, is the controlling stockholder of LWVI. In connection with a conversion of $370,837 of demand notes held by LWVI in December 2002 into 370,837 shares of DOBI Medical Systems common stock, LWVI was granted "weighted average" anti-dilution protection with respect to such common stock, and we are obligated to provide such anti-dilution protection to the such common stock held by LWVI for which such DOBI Medical Systems common stock was exchanged in the merger. The anti-dilution provisions are triggered by a subsequent stock offering by us at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection with respect to LWVI expires at the earlier of 18 months after the merger or upon the closing of a $5.0 million equity financing. Additionally, in the event of a secondary public offering of our securities in which we receive gross proceeds of at least $10.0 million, LWVI may exercise a limited waiver from its lock-up restrictions under specified circumstances. In the event of a secondary public offering of our securities to the public pursuant to an effective registration statement, LWVI may sell a limited number of shares of its common stock up to a maximum of $5.0 million in such offering, conditioned on (i) the written approval of the underwriter selected by us for any such offering, provided such approval is not unreasonably withheld, (ii) us receiving gross proceeds of at least $10.0 million from any such offering and
(iii) compliance with applicable securities laws.

         Mr. Thomas was indebted to DOBI Medical Systems pursuant to a limited recourse promissory note which was paid in full in December 2002. As of January 1, 2001, the principal amount of the note was $225,000, and from inception to payment of the note in full, the note bore interest at the annual rate of 6%, payable annually in arrears. The original amount of the note, $225,000, was used by Mr. Thomas to purchase 2,925,003 shares of the common stock of DOBI Medical Systems.

         In connection with the merger, Mr. Jorgensen, our Chief Financial Officer, agreed not to sell 50,000 of his shares of his common stock received in the merger until December 9, 2005.

         From August 2000 to October 2003, Alexis C. Korybut, the President of Sterling Financial Investment Group, was a director of DOBI Medical Systems. Sterling Financial has served as placement agent and provided investment banking and financial advisory services to DOBI Medical Systems from time to time over the past four years on a cash and equity fee basis. Cash fees paid to Sterling Financial amounted to $1,420,855, and Sterling Financial and/or its designees (including a former director of DOBI Medical Systems, Mr. Alexis Korybut) have received warrants to purchase DOBI Medical Systems securities which have been exchanged in the merger for warrants to purchase an aggregate of 2,062,494 shares of our common stock. Certain officers and directors of Sterling Financial own shares of our common stock and/or warrants to purchase our common stock, aggregating less than 5% of its outstanding shares. Sterling Financial also served as placement agent for us in connection with the private placement of our common stock and warrants that closed at the same time as the merger. Sterling Financial received cash fees and expense reimbursements or allowances of $155,000, and Sterling Financial and its designees received warrants to purchase an aggregate of 340,000 shares of our common stock, at an exercise price of $1.54 per share, for a term of three years.

         In connection with the engagement of Sterling Financial as placement agent in two private placements of securities in 2000 and 2001, DOBI Medical Systems agreed to nominate one person designated by Sterling Financial to the Board of Directors of DOBI Medical so long as stockholders introduced to DOBI Medical by Sterling

Financial own at least 10% of all outstanding equity securities of the DOBI Medical. That agreement now applies to us under the terms of the Merger Agreement. Brad Baker is the current designee of Sterling Financial.

         Brad Baker, a director of DOBI Medical Systems who became a member of our board, was designated for nomination to the Board pursuant to the above-described agreement with Sterling Financial. From April 2000 to February 2002, Mr. Baker served as an officer of Sterling Financial, which was the placement agent in our private placement of common stock and warrants in December 2003. Sterling Financial was also a financial advisor to DOBI Medical and acted as a placement agent in connection with four offerings of the securities of DOBI Medical in the period from April 2000 through October 2003.

         At the closing of the reverse merger, we entered into an investor relations/public relations services agreement with Strategic Initiatives, Inc. pursuant to which we (i) issued an option to Strategic Initiatives to purchase up to 250,000 shares of our common stock at a price of $1.54, for a term of three years, and (ii) advanced an aggregate of $750,000 to Strategic Initiatives to cover costs and expenditures which Strategic Initiatives, anticipates it will incur during the one-year term of the agreement. Keith A. Ebert, a former director, is a principal of Strategic Initiatives.

         Immediately prior to the closing of the reverse merger and the private placement, we purchased all 1,000,000 shares of common stock held by Mr. Ebert, a director and formerly the Chief Financial Officer, Treasurer and Secretary of Lions Gate Investment Limited, for $143,805.27. At the same time, we also purchased 738,462 shares of our common stock owned by Graham Crabtree, Beverly Strench and Renata Kubicek for an aggregate consideration of $106,194.73. All shares were then cancelled at the closing of the reverse merger. Funds to effect such redemptions were provided by a capital contribution from Verus Support Services Inc. At the same time, N. Desmond Smith also agreed to the cancellation of 400,000 shares of the company's common stock owned by him in consideration for the release of an assignment of a number of oil and gas leases by Mr. Smith to the company, and the termination of receivables due from Mr. Smith to the company in the amount of $10,109.

         Dynamics Imaging, Inc., a holder of more than 5% of the our common stock following the merger, agreed not to sell its common stock for up to two years following the merger, provided that Dynamics Imaging, Inc., will be permitted to sell its shares of its common stock at a rate of 1% per month of the total number of shares of common stock issued in the merger, subject to applicable securities laws, from six months until 12 months after the merger; thereafter, the applicable percentage increases to 1.3% of those shares per month until 24 months after the merger. Mr. Turner, a member of our board, is the Chairman of the Board and Chief Executive Officer of Dynamics Imaging, Inc.

         We have no policy with respect to entering into transactions with members of management or affiliated companies. Any non-arm's length transaction we consider will be reviewed and voted on by disinterested members of our board of directors and be in accordance with our certificate of incorporation, by-laws and Delaware law.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth:

     o   the name of the selling stockholders,
     o the number of shares of common stock beneficially owned by the selling stockholders as of April 15, 2005,
     o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and
     o the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

         Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Except as noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.

         Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after April 15, 2005. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

                                                                                                 BENEFICIAL OWNERSHIP
                                                              BENEFICIAL        SHARES          AFTER THIS OFFERING (3)
                                                              OWNERSHIP       REGISTERED      --------------------------
                                                            PRIOR TO THIS      IN THIS         NUMBER
NAME                                                         OFFERING (1)    OFFERING (2)     OF SHARES      PERCENT (4)
----                                                        -------------    ------------     ---------      -----------
405 Investments, LP (5)                                             31,584           6,584        25,000           *
Alpha Capital Aktiengesellschaft (6)                               675,000         675,000             -           *
Norman Antin                                                       158,343          13,168       145,175           *
Andrew Arno                                                        150,000         150,000             -           *
Elizabeth Arno                                                      75,000          75,000             -           *
Andrew Arno ACF Matthew Arno UGMA (7)                               75,000          75,000             -           *
Andrew Arno ACF Jesse Arno UGMA (7)                                 75,000          75,000             -           *
Ashton Partners, LLC (8)                                           150,000         150,000             -           *
Aspira Capital Management, L.P. (9)                                615,000         600,000        15,000           *
Richard B. Aubrey                                                   63,168          13,168        50,000           *
Steve B. Aubrey                                                    189,504          39,504       150,000           *
Banco Itau SA-Grand Cayman Branch (10)                             189,504          39,504       150,000           *
Thomas N. Barr                                                      45,000          45,000             -           *
Basso Multi-Strategy Holding Fund Ltd. (11)                      4,964,450       4,446,750       517,700           *
Basso Private Opportunity Holding Fund Ltd. (12)                 1,466,050       1,328,250       137,800           *
Bear Sterns Sec. Corp. as Cust. FBO Robert A. Berlacher            300,000         300,000             -           *
IRA (13)
Robert A. Bernhard                                                 300,000         300,000             -           *
Robert A. Bernhard Trust B (14)                                    300,000         300,000             -           *
Lawrence S. Blumberg                                               300,000         300,000             -           *
Mody K. Boatright                                                   31,584           6,584        25,000           *
Erika Boehm                                                         31,584           6,584        25,000           *
Robert L. Bonitz and Ann Bonitz                                     12,634           2,634        10,000           *
Wexford Clearing c/f David Boyer IRA Rollover (15)                 229,246          13,168       216,078           *
Leonard L. Brecken                                               1,500,000       1,500,000             -           *


                                                                                                 BENEFICIAL OWNERSHIP
                                                              BENEFICIAL        SHARES          AFTER THIS OFFERING (3)
                                                              OWNERSHIP       REGISTERED      --------------------------
                                                            PRIOR TO THIS      IN THIS         NUMBER
NAME                                                         OFFERING (1)    OFFERING (2)     OF SHARES      PERCENT (4)
----                                                        -------------    ------------     ---------      -----------
William B. Brown                                                    31,584           6,584        25,000           *
Bushido Capital Master Fund, LP (16)                               915,840         665,840       250,000           *
Brent D. Butcher                                                   145,378          19,752       125,626           *
Cabernet Partners, LP (17)                                         150,000         150,000             -           *
Dimas Castilho                                                      12,634           2,634        10,000           *
Robert E. Cathro                                                    31,584           6,584        25,000           *
C.E. Unterberg, Towbin LLC (18)                                    840,000         840,000             -           *
C.E. Unterberg, Towbin Capital Partners I, LP (19)               2,220,000       2,220,000             -           *
Chardonney Partners, LP (20)                                       150,000         150,000             -           *
Chicago Venture Partners, L.P. (21)                                750,000         750,000             -           *
William W. Collins and Ann Y Collins, JTWROS                       134,348           6,584       127,764           *
Fredric Colman                                                     718,788          54,867       663,921        1.0%
Richard S. Crane                                                    50,500           3,950        46,550           *
Cranshire Capital, LP (22)                                         750,000         750,000             -           *
Steven D. Crawford                                                  94,752          19,752        75,000           *
W. Bruce Crawford                                                   63,168          13,168        50,000           *
William R. Crawford                                                 63,168          13,168        50,000           *
Richard Crowley                                                    531,220          31,220       500,000           *
Bernard H. Davis Revocable Trust (23)                               25,267           5,267        20,000           *
Mary A. DeBare                                                     150,000         150,000             -           *
Charles A. DeBare                                                   75,000          75,000             -           *
Franklin Del Rio and Felipe Pimentel                                31,584           6,584        25,000           *
Charles Diamond                                                    665,910         136,364       529,546           *
Clarice B. Dykema                                                   31,584           6,584        25,000           *
Robert R. Emerson                                                   31,584           6,584        25,000           *
Enable Growth Partners (24)                                        900,000         900,000             -           *
Joseph A. Ens Jr. - Defined Benefit Plan (25)                      196,053           6,584       189,469           *
Shirley A. Ens                                                      31,584           6,584        25,000           *
David R. Falk                                                       70,689           6,584        64,105           *
George Feussner MD, PA, Profit Sharing Plan (26)                   186,704           6,584       180,120           *
Louis A. Gage and Mae V. Gage                                       31,584           6,584        25,000           *
Jeffrey M. Gallups                                                 375,000         150,000       225,000           *
Robert A. Geddes                                                   450,000         450,000             -           *
Generation Capital Associates (27)                                 430,355          70,582       359,773           *
Gibralt Capital (28)                                             3,460,456         418,182     3,042,274        4.7%
Gilbert A. Goodwin, Trustee, The Goodwin Trust, April 20,           82,201           6,584        75,617           *
2000 (29)
Graham Partners, LP (30)                                         2,157,000       2,025,000       132,000           *
Malcolm Russell Gregory                                             31,584           6,584        25,000           *
Charles Schwab & Co. Inc. Custodian F/B/O
P. Benjamin Grosscup                                               150,000         150,000             -           *
John W. Hardy                                                       82,267           6,584        75,683           *
Keith Harris                                                        94,752          19,752        75,000           *
Haslemere Partners (31)                                          2,231,818         272,727     1,959,091        3.0%
Don T. Haynes, Jr.                                                  31,584           6,584        25,000           *
Barbara W. Hearst                                                  315,840          65,840       250,000           *
Heinemann Family Trust (32)                                         31,584           6,584        25,000           *
Byron Hill                                                          31,584           6,584        25,000           *
Byron Hill or George C. Thorne, Jr., MD                             31,584           6,584        25,000           *
Nawaz Hirji                                                        514,595          95,018       419,577           *
Caroline M. Hirschfeld                                             150,000         150,000             -           *
Richard A. & Donna C. Hoefer JTWROS                                321,202          13,168       308,034           *


                                                                                                 BENEFICIAL OWNERSHIP
                                                              BENEFICIAL        SHARES          AFTER THIS OFFERING (3)
                                                              OWNERSHIP       REGISTERED      --------------------------
                                                            PRIOR TO THIS      IN THIS         NUMBER
NAME                                                         OFFERING (1)    OFFERING (2)     OF SHARES      PERCENT (4)
----                                                        -------------    ------------     ---------      -----------
Bance Hom                                                           31,584           6,584        25,000           *
Bobby R. Inman                                                     126,336          26,336       100,000           *
Insignia Partners, LP (33)                                         300,000         300,000             -           *
Iroquois Capital L.P. (34)                                         750,000         750,000             -           *
Bernard and Selma Izes                                              17,292           3,292        14,000           *
Scott F. Jasper                                                     46,908           1,317        45,591           *
Jelcada, L.P. (35)                                                 303,663          19,752       283,911           *
Jo-Bar Enterprises, LLC (36)                                       135,918           6,584       129,334           *
William E. Jones                                                    63,168          13,168        50,000           *
Michael R. Jorgensen (37)                                          305,000          75,000       230,000           *
Mauricio Junqueira                                                  12,634           2,634        10,000           *
John S. Kartovsky                                                   31,584           6,584        25,000           *
Kettle Creek Small Cap Fund, L.P. (38)                             955,300         750,000       205,300           *
Michael Korybut                                                     79,188           5,267        73,921           *
John W. Lahr                                                       160,526           3,292       157,234           *
Lake Worth Ventures, Inc. (39)                                   8,304,200          13,168     8,291,032       12.7%
Daniel R. Lee                                                      300,000         300,000             -           *
Levinson Family Trust (40)                                         300,000         300,000             -           *
Mitchell J. Lipcon and Barbara P. Lipcon                            31,584           6,584        25,000           *
Gregory Long                                                        31,584           6,584        25,000           *
William L. Lurie and Rita M. Lurie                                 134,601           6,584       128,017           *
M.K. Global Technology Partners, L.P. (41)                         155,000         150,000         5,000           *
Maple Leaf Investments (42)                                      3,000,000       3,000,000             -           *
Richard Mastromatteo                                               126,336          26,336       100,000           *
John J. McAtee, Jr.                                                336,736          26,336       310,400           *
Irwin R. Merkatz                                                   110,379          35,291        75,088           *
David Mitchell                                                     185,278          35,291       149,987           *
John Morrison                                                       18,950           3,950        15,000           *
Rodrigo De Paula Motta                                              12,634           2,634        10,000           *
Christine Munn                                                      30,000          30,000             -           *
Murgab Investment Company Limited (43)                             982,388         176,455       805,933        1.2%
Akira and Rurie Nakamura Family Trust US, dated October            163,168          13,168       150,000           *
4, 1994 (44)
Nelson Family Trust - A, dated October 5, 1999 (45)                 25,267           5,267        20,000           *
Peter C. Neumann                                                    31,584           6,584        25,000           *
Nite Capital LP (46)                                             1,350,000       1,350,000             -           *
North Hills Management LLC (47)                                     75,000          75,000             -           *
Paul E. Northcutt                                                  228,202          13,168       215,034           *
Northwood Capital Partners, LP (48)                                600,000         600,000             -           *
P. Shoenfeld Asset Mgmt LLC (49)                                   975,000         975,000             -           *
Robert S. Paget                                                     83,751           6,584        77,167           *
Jon Palanuk                                                         31,584           6,584        25,000           *
Richard Pawliger                                                   176,555           6,584       169,971           *
Paul F. Pfeiffer                                                    75,000          75,000             -           *
Richard Potapchuk                                                  126,336          26,336       100,000           *
Precept Capital Master Fund, G.P. (50)                             750,000         750,000             -           *
Ramsell Corp. (51)                                                 189,504          39,504       150,000           *
Marvin Rosenblatt                                                   84,346           6,584        77,762           *
Delaware Charter c/f David W. Rossi IRA, Rollover (52)              18,950           3,950        15,000           *
Gilberto Sarian                                                     33,325           2,634        30,691           *


                                                                                                 BENEFICIAL OWNERSHIP
                                                              BENEFICIAL        SHARES          AFTER THIS OFFERING (3)
                                                              OWNERSHIP       REGISTERED      --------------------------
                                                            PRIOR TO THIS      IN THIS         NUMBER
NAME                                                         OFFERING (1)    OFFERING (2)     OF SHARES      PERCENT (4)
----                                                        -------------    ------------     ---------      -----------
James E. Satloff IRA                                               105,000         105,000             -           *
Leonard M. Schiller                                                150,000         150,000             -           *
Semamor Enterprises (53)                                         1,431,818         272,727     1,159,091        1.8%
Sharkey Goldstein Capital LLC (54)                                  57,273          10,909        46,364           *
Charles Shawcroft                                                   15,792           3,292        12,500           *
Shea Ventures, LLC (55)                                          1,500,000       1,500,000             -           *
C. Edward Sherry                                                   288,500         150,000       138,500           *
Steve Shraiberg                                                    715,910         136,364       579,546           *
Silver Oak Investments (56)                                        150,000         150,000             -           *
Edgar Simons                                                        31,584           6,584        25,000           *
R. Steven Smith                                                     63,168          13,168        50,000           *
Martin Solomon                                                   2,401,818         442,727     1,959,091        3.0%
Melvin Solomon                                                      31,584           6,584        25,000           *
Samuel Solomon                                                      30,154             790        29,364           *
Maria Cristina Frasca Spilborghs                                    12,634           2,634        10,000           *
Linda M. Staneck and Joseph L. Staneck                              31,584           6,584        25,000           *
Scott Stemm                                                         31,584           6,584        25,000           *
Joel Stone                                                         150,000         150,000             -           *
Joel A. Stone                                                       72,090           6,584        65,506           *
Strategic Community Solutions (57)                                 145,675           6,584       139,091           *
Paul Tervelt                                                        31,584           6,584        25,000           *
Phillip C. Thomas                                                3,208,752          25,000     3,183,752        4.9%
Ryan Thomas                                                         50,000          50,000             -           *
Allen Thomas                                                        15,792           3,292        12,500           *
Torwood Investment S.A. (58)                                       926,388         176,455       749,933        1.1%
Gayle Traveis Trust (59)                                            18,950           3,950        15,000           *
Salvatore Trovato                                                   63,168          13,168        50,000           *
United Capital Management (60)                                     150,000         150,000             -           *
Verus International Group Ltd. (61)                              1,306,915         227,500     1,079,415        1.7%
Vicis Capital Master Fund (62)                                     300,000         300,000             -           *
Brian Vodicka                                                      505,344         105,344       400,000           *
Gary Vodicka                                                        31,584           6,584        25,000           *
Helen Vodicka                                                       31,584           6,584        25,000           *
Vodicka Family Trust (63)                                          189,504          39,504       150,000           *
Jacobus Vrolijk & Susan Cartwright                                   6,317           1,317         5,000           *
Shirley and George Waring                                           31,584           6,584        25,000           *
Marcos Archina Weigt                                                12,634           2,634        10,000           *
Harvey P. Weintraub                                                 92,284           6,584        85,700           *
Alton C. White Jr.                                                 157,920          32,920       125,000           *
White Rock Investments LLC (64)                                    300,000         300,000             -           *
Winton Capital (65)                                              2,875,456         418,182     2,457,274        3.8%
Kal Zeff                                                           458,366          52,672       405,694           *
Strauss Zelnick                                                  2,370,123         418,182     1,951,941        1.6%
Gerald and Mary Kay Zordani                                        286,363          54,545       231,818           *

----------------------
* Represents less than 1% of outstanding shares.

(1)  As of April 15, 2005.

(2) The number of shares in this column includes 24,000,001 presently outstanding shares of our common stock, up to 11,737,500 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock and 1,258,829 shares of our common stock issuable upon the conversion of shares of our series A convertible preferred stock to common stock.

(3) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Based on 65,257,155 shares of common stock outstanding on April 15, 2005. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after April 15, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5) Judy Pederson is the general partner of 405 Investments, LP, which is the registered holder of the shares of common stock. Ms. Pederson, as the general partner of 405 Investments, LP, has sole voting and disposition power over the shares owned by 405 Investments, LP offered under this prospectus.

(6) Konrad Ackermann is the director of Alpha Capital Aktiengesellschaft, which is the registered holder of the shares of common stock. Mr. Ackermann, as the director of Alpha Capital Aktiengesellschaft, has sole voting and disposition power over the shares owned by Alpha Capital Aktiengesellschaft offered under this prospectus.

(7)  Andrew Arno has voting and disposition power over the shares.

(8) Jeff Blank is the managing member of Ashton Partners, LLC, which is the registered holder of the shares of common stock. Mr. Blank, as the managing member of Ashton Partners, LLC, has sole voting and disposition power over the shares owned by Ashton Partners, LLC offered under this prospectus.

(9) Benny Lorenzo is the president and chief executive officer of B.L. Capital Corp., the general partner of B.L. Capital Partners, L.P., the general partner of Aspira Capital Management, L.P., which is the registered holder of the shares of common stock. Mr. Lorenzo, as the president and chief executive officer of B.L. Capital Corp., has sole voting and disposition power over the shares owned by Aspira Capital Management, L.P. offered under this prospectus.

(10) Olavo Egydio Setubal, Jose Carlose Moraes Abreu, Carlos da Camara Pestana, Roberto Egydio Setubal, Henri Penchas, Sergio Silva de Freitas, Antonio Jacinot Matias, Antonio Carlos Barbosa, de Oliviera, Humberto Fabio Fischer Pinotti, Joao Jaco Hazarabedian, Luciano da Silva Amaro, Renato Roverto Cuoco, Rodolfo Angel Corvi, Rodolfo Henrique Fischer, Ronald Anton de Jongh, Slivio Aparecido de Carvalho, Paulo Roberto Soares, Antonio Calos Genoveze, Martinho G. Balbina and Gilson Gomes de Paula are each authorized signatories for Banco Itau SA - Grand Cayman Branch, which is the registered holder of the shares of common stock. Each of such persons has voting and disposition power over the shares owned by Banco Itau SA - Grand Cayman Branch offered under this prospectus.

(11) Basso Capital Management, L.P. ("Basso") is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.

(12) Basso Capital Management, L.P. ("Basso") is the Investment Manager to Basso Private Opportunity Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.

(13) Bear Stearns Sec. Corp., as custodian for Robert A. Berlacher IRA, is the registered holder.

(14) Robert A. Bernhard is the trustee of the Robert A. Bernhard Trust B, which is the registered holder of the shares of common stock. Mr. Bernhard, as the trustee of the Robert A. Bernhard Trust B, has sole voting and disposition power over the shares owned by the Robert A. Bernhard Trust B offered under this prospectus.

(15) Wexford Clearing, as custodian for David Boyer IRA Rollover, is the registered holder.

(16) Louis Rabman is the President of Bushido Capital Master Fund, LP, which is the registered holder of the shares of common stock. Mr. Rabman, as President of Bushido Capital Master Fund, LP, has voting and disposition power over the shares owned by Bushido Capital Master Fund, LP offered under this prospectus.

(17) Robert A. Berlacher is the general partner of Cabernet Partners, LP, which is the registered holder of the shares of common stock. Mr. Berlacher, as general partner of Cabernet Partners, LP, has voting and disposition power over the shares owned by Cabernet Partners, LP offered under this prospectus.

(18) Robert A. Berlacher is the general partner of Cabernet Partners, LP, which is the registered holder of the shares of common stock. Mr. Berlacher, as general partner of Cabernet Partners, LP, has voting and disposition power over the shares owned by Cabernet Partners, LP offered under this prospectus.

(19) C.E. Unterberg, Towbin LLC is a registered broker-dealer and has provided financial advisory services to us and has received payment for such services.

(20) C.E. Unterberg, Towbin Capital Partners I, LP is an affiliate of C.E. Unterberg, Towbin LLC, which is a registered broker-dealer and has provided financial advisory services to us and has received payment for such services.

(21) Robert A. Berlacher is the general partner of Chardonnay Partners, LP, which is the registered holder of the shares of common stock. Mr. Berlacher, as general partner of Chardonnay Partners, LP, has voting and disposition power over the shares owned by Chardonnay Partners, LP offered under this prospectus.

(22) Lawrence A. Prosser is the chief financial officer of Cranshire Capital, LP, which is the registered holder of the shares of common stock. Mr. Prosser, as chief financial officer of Cranshire Capital, LP, has voting and disposition power over the shares owned by Cranshire Capital, LP offered under this prospectus.

(23) Bernard H. Davis and Linda Davis are the co-trustees of the Bernard H. Davis Revocable Trust, which is the registered holder of the shares of common stock. Mr. Davis and Ms. Davis, as co-trustees of the Bernard H. Davis Revocable Trust, have voting and disposition power over the shares owned by the Bernard H. Davis Revocable Trust offered under this prospectus.

(24) Mitch Levine is the managing partner of Enable Growth Partners, which is the registered holder of the shares of common stock. Mr. Levine, as managing partner of Enable Growth Partners, has voting and disposition power over the shares owned by Enable Growth Partners offered under this prospectus.

(25) Joseph A. Ens, Jr. is the trustee of the Joseph A. Ens, Jr. Defined Benefit Plan, which is the registered holder of the shares of common stock. Mr. Ens, as the trustee of the Joseph A. Ens, Jr. Defined Benefit Plan, has sole voting and disposition power over the shares owned by the Joseph A. Ens, Jr. Defined Benefit Plan offered under this prospectus.

(26) Dr. George G. Feussner is the trustee of the George G. Feussner, MD PA Profit Sharing Trust, which is the registered holder of the shares of common stock. Dr. Feussner, as the trustee of the George G. Feussner, MD PA Profit Sharing Trust, has sole voting and disposition power over the shares owned by the George G. Feussner, MD PA Profit Sharing Trust offered under this prospectus.

(27) Frank E. Hart and David A. Rapaport are the general partner and Executive Vice President and General Counsel, respectively of Generation Capital Associates, which is the registered holder of the shares of common stock. Such persons have shared voting and disposition power over the shares owned by Generation Capital Associates offered under this prospectus.

(28) Sam Belzburg is a principal of Gibralt Capital, which is the registered holder of the shares of common stock. Mr. Belzbug, as a principal of Gibralt Capital, has voting and disposition power over the shares owned by Gibralt Capital offered under this prospectus.

(29) Gilbert A. Goodwin is the trustee of the Gilbert A. Goodwin Trust, April 20, 2000, which is the registered holder of the shares of common stock. Mr. Goodwin, as the trustee of the Gilbert A. Goodwin Trust, April 20, 2000, has sole voting and disposition power over the shares owned by Gilbert A. Goodwin Trust, April 20, 2000 offered under this prospectus.

(30) Harold W. Berry III is the portfolio manager of Graham Partners, LP, which is the registered holder of the shares of common stock. Mr. Berry, as portfolio manager of Graham Partners, LP, has voting and disposition power over the shares owned by Graham Partners, LP offered under this prospectus.

(31) Martin L. Solomon is the genral partner of Haslemere Partners, which is the registered holder of the shares of common stock. Mr. Solomon, as general partner of Haslemere Partners, has voting and disposition power over the shares owned by Haslemere Partners offered under this prospectus. Excludes shares of common stock owned by Mr. Solomon individually, which are separately reported in the table above.

(32) Kenneth Allen Heinemann is the trustee of the Heinemann Family Trust, which is the registered holder of the shares of common stock. Mr. Heinemann, as trustee of the Heinemann Family Trust, has sole voting and disposition power over the shares owned by the Heinemann Family Trust offered under this prospectus.

(33) Robert A. Berlacher is the vice president of Insignia Partners, LP, which is the registered holder of the shares of common stock. Mr. Berlacher, as vice president of Insignia Partners, LP, has voting and disposition power over the shares owned by Insignia Partners, LP offered under this prospectus.

(34) Joshua Silverman is the general partner of Iroquois Capital L.P., which is the registered holder of the shares of common stock. Mr. Silverman, as general partner of Iroquois Capital L.P., has voting and disposition power over the shares owned by Iroquois Capital L.P. offered under this prospectus.

(35) John O. Forrer is the general partner of Jelcada L.P., which is the registered holder of the shares of common stock. Mr. Forrer, as the general partner of Jelcada L.P., has voting and disposition power over the shares owned by Jelcada L.P. offered under this prospectus.

(36) Joel Stone is the managing member of Jo-Bar Enterprises, LLC, which is the registered holder of the shares of common stock. Mr. Stone, as managing member of Jo-Bar Enterprises, LLC, has voting and disposition power over the shares owned by Jo-Bar Enterprises, LLC offered under this prospectus.

(37) Michael Jorgensen is our Executive Vice President and Chief Financial Officer.

(38) Richard G. Phillips is the managing member of Kettle Creek Investment Partners LP, the general partner of Kettle Creek Small Cap Fund, L.P., which is the registered holder of the shares of common stock. Mr. Phillips, as managing member of Kettle Creek Investment Partners LP, has voting and disposition power over the shares owned by Kettle Creek Small Cap Fund, L.P. offered under this prospectus.

(39) David H. Clarke, a member of our board of directors, is the Chairman and Chief Executive Officer of Lake Worth Ventures, Inc., which is the registered holder of the shares of common stock. Mr. Clarke, as the Chairman and Chief Executive Officer of Lake Worth Ventures, Inc., has sole voting and disposition power over the shares owned by Lake Worth Ventures, Inc. offered under this prospectus.

(40) Lawrence S. Blumberg is the authorized agent of the Levinson Family Trust, which is the registered holder of the shares of common stock. Mr. Blumberg, as authorized agent of the Levinson Family Trust, has sole voting and disposition power over the shares owned by the Levinson Family Trust offered under this prospectus.

(41) Benny Lorenzo is the president and chief executive officer of B.L. Capital Corp., the general partner of B.L. Capital Partners, L.P., the managing member of BLMK, LLC, the general partner of M.K. Global Technology Partners, L.P., which is the registered holder of the shares of common stock. Mr. Lorenzo, as president and chief executive officer of B.L. Capital Corp., has voting and disposition power over the shares owned by M.K. Global Technology Partners, L.P. offered under this prospectus.

(42) Ann L. Evans is the vice president of Maple Leaf Investments, which is the registered holder of the shares of common stock. Ms. Evans, as vice president of Maple Leaf Investments, has voting and disposition power over the shares owned by Maple Leaf Investments offered under this prospectus.

(43) Abdullatif Ali Alshaya and Abdulaziz Mohammed Alshaya are officers of Murgab Investment Company, Ltd., which is the registered holder of the shares of common stock. Mr. Alshaya and Mr. Alshaya, as officers of Murgab Investment Company, Ltd., each have voting and disposition power over the shares owned by Murgab Investment Company, Ltd. offered under this prospectus.

(44) Akira and Rurie Nakamura are the co-trustees of the Akira Nakamura and Rurie Nakamura Family Trust dated 10-4-94, which is the registered holder of the shares of common stock. Mr. Nakamura and Ms. Nakamura, as co-trustees of the Akira Nakamura and Rurie Nakamura Family Trust, have shared sole voting and disposition power over the shares owned by the Akira Nakamura and Rurie Nakamura Family Trust offered under this prospectus.
(45) Jack Paul Nelson is the trustee of the Nelson Family Trust dtd 10/5/99, which is the registered holder of the shares of common stock. Mr. Nelson, as the trustee of the Nelson Family Trust, has voting and disposition power over the shares owned by the Nelson Family Trust offered under this prospectus.

(46) Keith A. Goodman is the manager of the general partner of Nite Capital LP, which is the registered holder of the shares of common stock. Mr. Goodman, as manager of the general partner of Nite Capital LP, has voting and disposition power over the shares owned by Nite Capital LP offered under this prospectus.

(47) Mark E. Bloom is the managing executive member of North Hills Management LLC, which is the registered holder of the shares of common stock. Mr. Bloom, as managing executive member of North Hills Management LLC, has voting and disposition power over the shares owned by North Hills Management LLC offered under this prospectus.

(48) Robert A. Berlacher is the manager and general partner of Northwood Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Berlacher, as manager and general partner of Northwood Capital Partners, LP, has voting and disposition power over the shares owned by Northwood Capital Partners, LP offered under this prospectus.

(49) Frank Argenziano is the chief financial officer of P. Shoenfeld Asset Mgmt LLC, which is the registered holder of the shares of common stock. Mr. Argenziano, as chief financial officer of P. Shoenfeld Asset Mgmt LLC, has voting and disposition power over the shares owned by P. Shoenfeld Asset Mgmt LLC offered under this prospectus.

(50) D. Blair Baker is the president and chief executive officer of Precept Management, LLC, the general partner of Precept Capital Management, LP, the agent and attorney of Precept Capital Master Fund, G.P., which is the registered holder of the shares of common stock. Mr. Baker, as president and chief executive officer of Precept Management, LLC, has voting and disposition power over the shares owned by Precept Capital Master Fund, G.P. offered under this prospectus.

(51) Sylester Flowers is the Chief Executive Officer of Ramsell Corp., which is the registered holder of the shares of common stock. Mr. Flowers, as the Chief Executive Officer of Ramsell Corp., has voting and disposition power over the shares owned by Ramsell Corp. offered under this prospectus.

(52) Delaware Charter, as IRA rollover custodian for David W. Rossi, is the registered holder.

(53) Morris Belzberg and Cynthia Belzberg are partners of Semamor Enterprises, which is the registered holder of the shares of common stock. Mr. Belzberg and Ms. Belzberg, as partners of Semanor Enterprises, each have voting and disposition power over the shares owned by Semanor Enterprises offered under this prospectus.

(54) Seth Goldstein is a partner of Sharkey Goldstein Capital LLC, which is the registered holder of the shares of common stock. Mr. Goldstein, as a partner of Sharkey Goldstein Capital LLC, has voting and disposition power over the shares owned by Sharkey Goldstein Capital LLC offered under this prospectus.

(55) John F. Shea is the manager of Shea Ventures, LLC, which is the registered holder of the shares of common stock. Mr. Shea, as manager of Shea Ventures, LLC, has voting and disposition power over the shares owned by Shea Ventures, LLC offered under this prospectus.

(56) Murray Todd is the director of Silver Oak Investments, which is the registered holder of the shares of common stock. Mr. Todd, as director of Silver Oak Investments, has voting and disposition power over the shares owned by Silver Oak Investments offered under this prospectus.

(57) Richard Rudin is the President of Strategic Community Solutions, which is the registered holder of the shares of common stock. Mr. Rudin, as President of Strategic Community Solutions, has voting and disposition power over the shares owned by Strategic Community Solutions offered under this prospectus.

(58) Dan A. Attie Betesh is an authorized representative of Torwood Investment S.A., which is the registered holder of the shares of common stock. Mr. Attie Betesh, as an authorized representative of Torwood Investment S.A., has voting and disposition power over the shares owned by Torwood Investment S.A. offered under this prospectus.

(59) Gayle Traveis is the trustee of the Gayle Traveis Family Trust, which is the registered holder of the shares of common stock. Mr. Traveis, as trustee of the Gayle Traveis Family Trust, has voting and disposition power over the shares owned by the Gayle Traveis Family Trust offered under this prospectus.

(60) James A. Lustig is the president of United Capital Management, which is the registered holder of the shares of common stock. Mr. Lustig, as president of United Capital Management, has voting and disposition power over the shares owned by United Capital Management offered under this prospectus.

(61) Ajmal Khan is the Chief Executive Officer of Verus International Group Ltd., which is the registered holder of the shares of common stock. Mr. Khan, as Chief Executive Officer of Verus International Group Ltd., has voting and disposition power over the shares owned by Verus International Group Ltd. offered under this prospectus.

(62) Richard Han is the portfolio manager of Vicis Capital Master Fund, which is the registered holder of the shares of common stock. Mr. Han, as portfolio manager of Vicis Capital Master Fund, has voting and disposition power over the shares owned by Vicis Capital Master Fund offered under this prospectus.

(63) Brian Vodicka is the trustee of the Vodicka Family Trust, which is the registered holder of the shares of common stock. Mr. Vodicka, as the trustee of the Vodicka Family Trust, has sole voting and disposition power over the shares owned by the Vodicka Family Trust offered under this prospectus.

(64) Joseph Giamanco is the managing director of White Rock Investments LLC, which is the registered holder of the shares of common stock. Mr. Giamanco, as managing director of White Rock Investments LLC, has voting and disposition power over the shares owned by White Rock Investments LLCoffered under this prospectus.

(65) Marc Belzberg is a principal of Winton Capital, which is the registered holder of the shares of common stock. Mr. Belzberg, as a principal of Winton Capital, has voting and disposition power over the shares owned by Winton Capital offered under this prospectus.

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

         We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

         o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,
         o purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus,
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers,
         o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and
         o   privately-negotiated transactions.

         In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

         For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

         The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

         At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

         In connection with distributions of the selling stockholders' shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholders may also:

         o sell shares short and redeliver shares to close out short positions,
         o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

         o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

         We have advised the selling stockholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. The selling stockholders advised us that it did not have an open position in the common stock covered by this prospectus at the time of its response to our inquiry.

         In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

         The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

         The selling stockholders may offer all of the shares of our common stock for sale immediately. Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

         We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

         We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will total approximately $50,000. The selling stockholders will pay all of its own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

         We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 150,000,000 shares, of which 140,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. Of the preferred stock, 520 shares have been designated as series A convertible preferred stock. As of May 10, 2005, there were issued and outstanding:

         o   65,257,155 shares of common stock,
         o 186.453 shares of series A convertible preferred stock, currently convertible into 3,558,269 shares of common stock,

         o stock options to purchase 4,681,500 shares of common stock at an average weighted per share price of $1.60, and o warrants to purchase 34,031,719 shares of common stock at an average per share price of $1.87.

         The following summary of the material provisions of our common stock, series A convertible preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

         The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the series A convertible preferred stock and exercise of the warrants described below will be, when issued, fully-paid and non-assessable.

Series A Convertible Preferred Stock

         CONVERSION. Holders of series A convertible preferred stock will be entitled at any time to convert their shares of series A convertible preferred stock into common stock without any further payment therefor. We may also require holders of series A convertible preferred stock to convert their shares into common stock at any time upon 30 days written notice, after the closing market price for a share of common stock on our principal trading market is at least $6.00 for a period of 20 consecutive trading days, provided the common stock has traded at or above such price for a period 10 days prior to the date on which a notice of conversion is sent and, a registration statement covering the shares of the common stock underlying the series A convertible preferred stock and associated warrants has been declared and remains effective. Each share of series A convertible preferred stock is initially convertible into 12,500 shares of common stock , based upon a stated value of $25,000 per share, plus any accrued and unpaid dividends, at a price per share of common stock equal to $1.31, reflecting an anti-dilution adjustment. The number of shares of common stock issuable upon conversion of the series A convertible preferred stock is subject to adjustment upon the occurrence of certain events, described below. Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. Upon a merger or consolidation of our company with or into another company, or any transfer, sale or lease by us of substantially all of our assets, the series A convertible preferred stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the series A convertible preferred stock are entitled to receive, or into which the series A convertible preferred stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

         ANTI-DILUTION PROVISIONS. In the event of any issuances of shares of series A convertible preferred stock, common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of the offering of shares of series A convertible preferred stock at a price per share of common stock less than the conversion price of the series A convertible preferred stock, the conversion price of these shares of series A convertible preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." In addition, the conversion price of all the shares of series A convertible preferred stock issued will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision.

         LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A convertible preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to the stated value of the series A convertible preferred stock, plus any accrued but unpaid dividends.

         Without the consent of holders of at least 50% of the then outstanding shares of series A convertible preferred stock, we may not create, authorize or issue any other series of preferred stock which rank senior to or pari passu with the series A convertible preferred stock.

         DIVIDENDS. Holders of series A convertible preferred stock will be entitled to receive a quarterly cumulative dividend at the end of each calendar quarter calculated at a rate of 8% per annum of the issue price of any outstanding share of series A convertible preferred stock for the first three years after the closing of the offering of shares of series A convertible preferred stock, 10% per annum for the following two years and 12% per year for any additional year in which any share of series A convertible preferred stock remains outstanding. At our option, this dividend may be paid in either cash or registered shares of common stock. In the case of payment in stock, this stock will be valued at 95% of the average of the closing trading price of the common stock for the 20 trading days ending on the day prior to the day on which such payment is due.

         VOTING RIGHTS. Holders of series A convertible preferred stock are not entitled to vote, except to the extent they are entitled to do so by Delaware law.

         REDEMPTION. The series A convertible preferred stock may not be redeemed by us at any time.

         RESTRICTIONS ON TRANSFER. The offer and sale of the shares of series A convertible preferred stock issued in our July 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A convertible preferred stock nor the shares of common stock underlying the series A convertible preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

         REGISTRATION RIGHTS. Under the terms of the July 2004 private placement, we were required to file a registration statement with the SEC by with respect to the resale of the shares of common stock underlying the shares of series A convertible preferred stock and associated warrants issued in such private placement. The registration statement was initially filed with the SEC on September 14, 2004 and was declared effective by the SEC on September 27, 2004.

         We are required to use commercially reasonable efforts to cause this registration statement to remain effective until the earlier to occur of (1) the expiration of the time period referred to in Rule 144(k) under the Securities Act with respect to all beneficial holders of the underlying shares other than our affiliates, and (2) such time as all the restricted underlying shares covered by any registration statement have been sold or are otherwise freely tradable without registration under the Securities Act.

March 2005 Private Placement Warrants

         As part of the closing of our March 2005 private placement, we issued five-year warrants to purchase a total of 10,500,000 shares of common stock. These warrants are exercisable in whole or in part until March 30, 2010 and have an exercise price of $.75 per share for the first 5,250,000 shares and $1.25 per share for the next 5,250,000 shares. The warrants include a cashless-exercise feature, which allows the holder to exercise the warrant without paying the cash exercise price for a lesser number of shares of common stock.

         In connection with the closing of our March 2005 private placement, as part of the fees paid to C.E. Unterberg, Towbin LLC, or CEUT, the placement agent, we issued to CEUT five-year placement agent warrants to purchase a total of 840,000 shares of common stock. The placement agent warrants are exercisable in whole or in part until March 30, 2010. The placement agent warrants, which have an exercise price of $0.88 per share for the first 420,000 shares and $1.12 per share for the next 420,000 shares, include a cashless-exercise feature, which allows the holder to exercise the warrant without paying the cash exercise price for a lesser number of shares of common stock.

         ADJUSTMENTS. The investor and placement agent warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

         RESTRICTIONS ON TRANSFER. The offer and sale of the investor and placement agent warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

July 2004 Private Placement Warrants

         As part of the closing of our July 2004 private placement, we issued four-year investor warrants to purchase a total of 2,580,667 shares of common stock. These warrants are exercisable in whole or in part until July 30, 2008 and have an exercise price of $3.00 per share.

         In connection with the closing of our July 2004 private placement, as part of the fees paid to Sterling Financial Investment Group, the placement agent, we issued to Sterling, or its designees, four-year placement agent warrants to purchase a total of 770,450 shares of common stock. The placement agent warrants are exercisable in whole or in part until July 30, 2008. The placement agent warrants, which have an exercise price of $2.00 per share, include a cashless-exercise feature, which allows the holder to exercise the warrant without paying the cash exercise price for a lesser number of shares of common stock. The placement agent warrants also included "weighted average" anti-dilution protection with respect to the exercise price, which has been adjusted from $2.00 per share to $1.31 per share in connection with the completion of the December 2003 second tranche private placement and the March 2005 private placement.

         REDEMPTION. We may redeem the investor warrants at any time after January 31, 2006, on not less than 60 days' written notice, at a price of $.01 per warrant, provided that the closing price of our common stock exceeds $6.00 per share, as reported by the OTC Bulletin Board, the American Stock Exchange or other primary trading market, as the case may be, for a period of 20 consecutive trading days and ending within 15 days after the date on which the notice of redemption is given and a registration statement covering the shares underlying the investor warrants has been declared and remains effective or the shares are not otherwise subject to any sale restrictions. Holders of the investor warrants will automatically forfeit their rights to purchase the shares of common stock issuable upon exercise of such warrants unless the warrants are exercised before they are redeemed.

         ADJUSTMENTS. The investor and placement agent warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

         RESTRICTIONS ON TRANSFER. The offer and sale of the investor and placement agent warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

December 2003 Private Placement Warrants

         As part of the closing of the first tranche of our December 2003 private placement, we issued three-year investor warrants to purchase a total of 2,750,001 shares of common stock. These investor warrants are exercisable in whole or in part until December 9, 2006 and have an exercise price of $1.54 per share.

         At the closing the second tranche of our December 2003 private placement in December 2004, we issued investor warrants to purchase an additional 1,500,000 shares of common stock upon the same terms and conditions as the investor warrants issued in the first tranche closing of our December 2003 private placement.

         In connection with the closing of the first tranche our December 2003 private placement, as part of the fees paid to Sterling Financial Investment Group, the placement agent, Verus International Group Ltd. and Tazata Ventures, LLC, we issued to Sterling, Verus and Tazata, or their designees, three-year advisory warrants to purchase a total of 3,770,000 shares of common stock. The advisory warrants are exercisable in whole or in part until December 9, 2006. The advisory warrants, which have an exercise price of $1.54 per share, include a cashless-exercise feature, which allows the holder to exercise the warrant without paying the cash exercise price for a lesser number of shares of common stock.

         At the closing the second tranche of our December 2003 private placement, we issued advisory warrants to purchase an additional 1,500,000 shares of common stock upon the same terms and conditions as those advisory warrants issued in the first tranche closing of our December 2003 private placement.

         ADJUSTMENTS. The investor and advisory warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. These warrants do not confer upon holders any voting or any other rights as stockholders.

         RESTRICTIONS ON TRANSFER. The offer and sale of the investor and advisory warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

MERGER WARRANTS

         In connection with the merger, all outstanding warrants issued by DOBI Medical prior to the merger to purchase shares of DOBI Medical common stock were either exchanged for, amended to become, or automatically converted into, three-year warrants to purchase shares of our common stock on the same terms and conditions as those warrants issued by us in the December 2003 private placement, which we completed concurrently with the merger. These warrants have an exercise price of $1.54 per share. At the closing of the merger, all outstanding DOBI Medical warrants were exercisable into 9,573,321 shares of DOBI Medical common stock, and were either exchanged for, amended to become or automatically converted into three-year warrants to purchase a like number of shares of our common stock.

Market Information

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol DBMI.OB. The high and low bid prices for our common stock at the close of business on May 10, 2005, as reported by the OTC Bulletin Board, were $.61 and $.60 per share, respectively.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company Limited, 50 West Liberty Street, Reno, Nevada 89501. We serve as transfer agent for our series A convertible preferred stock and warrant agent for our warrants.

ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

         CERTIFICATE OF INCORPORATION AND BY-LAWS. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

         o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
         o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or
         o effecting an acquisition that might complicate or preclude the takeover.

         Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

         DELAWARE ANTI-TAKEOVER LAW. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

         o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,
         o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or
         o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

         This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

         LIMITED LIABILITY AND INDEMNIFICATION. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

         Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

         o   conducted himself or herself in good faith,
         o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and
         o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of April 15, 2005, we had outstanding an aggregate of 65,257,155 shares of our common stock, assuming no conversions of our outstanding preferred stock or exercises of our outstanding options and warrants. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. A number of the selling stockholders, however, are subject lock-up agreements. These lock-up agreements limit the number of shares included in this prospectus that the selling stockholder may sell per month. See "Description of Securities - Restrictions on Transfer" and "Management's Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources."

         The remaining 41,257,154 outstanding shares of our common stock not included in this prospectus and the 24,000,001 outstanding shares included in this prospectus, as of April 15, 2005, will be eligible for sale in the public market as follows:

PUBLIC FLOAT

         As of April 15, 2005, we had 41,257,155 shares of common stock outstanding excluding the shares registered by this prospectus. Of this total, 24,925,000 shares are owned by our executive officers and directors and significant stockholders. Of the remaining 16,332,155 shares, approximately 5,079,000 shares are subject to lock-up provisions which expire on July 9, 2005. The remaining 11,253,155 shares are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

RULE 144

         In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1% of the number of shares of our common stock then outstanding, which equaled 652,572 shares as of April 15, 2005, or
         o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

         Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

         As of April 15, 2005, none of our shares of common stock were available for sale under Rule 144, excluding shares previously registered under the Securities Act.

RULE 144(K)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. On April 15, 2005, none of our shares of our common stock were eligible for sale under Rule 144(k).

STOCK INCENTIVE PLAN

         As of April 14, 2005, stock options to purchase 4,681,500 shares of our common stock were outstanding under the 2000 Stock Incentive Plan. We filed a registration statement on Form S-8 under the Securities Act of 1933 on December 7, 2004 covering 9,788,573 shares of common stock reserved for issuance under our Stock Incentive Plan. The Form S-8 registration statement became effective immediately upon filing. Subject to the satisfaction of applicable exercisability periods and Rule 144 volume limitations applicable to affiliates, shares of our common stock to be issued upon exercise of outstanding stock options granted pursuant to our Equity Incentive Plan are available for immediate resale in the public market.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.


                                     EXPERTS

         Our financial statements as of December 31, 2004, and for the year ended December 31, 2004 included in this prospectus and in the registration statement have been audited by Marcum & Kleigman LLP, independent registered public accounting firm, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2004.

         On July 15, 2003, and prior to our reverse merger transaction, the board of directors of Lions Gate dismissed its independent accountant, Dohan & Company, P.A., and engaged the firm of Moore Stephens Ellis Foster Ltd. as its new independent accountant.

         In October 2003, the independent accountant of DOBI Medical Systems, Ernst & Young LLP, resigned as the independent accountant.

         On December 10, 2003, our shareholders ratified the appointment of Marcum & Kliegman LLP as our new certifying public accountants for the fiscal year ended December 31, 2003.

         We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period. Since we are a developmental company with no revenues, each our independent public accountants included a "going concern" explanatory paragraph in each of its audit reports for the last four years.

                 DOBI MEDICAL INTERNATIONAL, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm                            F-1
Consolidated Balance Sheet at December 31, 2004                                    F-2
Consolidated Statements of Operations for the years
    ended December 31, 2004 and 2003 and the period September 7, 1999
    (inception) to December 31, 2004 F-3 Consolidated Statements of
Stockholder's Equity for the period from
    September 7, 1999 (inception) to December 31, 2004 F-4 - F-7
Consolidated Statements of Cash Flows for the years ended
    December 31, 2004 and 2003 and the period
    September 7, 1999 (inception) to December 31, 2004                      F-8 - F-10
Notes to Consolidated Financial Statements                                 F-11 - F-24



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of DOBI Medical International, Inc. and Subsidiary

         We have audited the accompanying consolidated balance sheet of DOBI Medical International, Inc. and Subsidiary (a developmental stage company) as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004 and for the period from September 7, 1999 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Company for the period from inception (September 7, 1999) to December 31, 2002 were audited by other auditors whose report, dated July 11, 2003, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going concern. The consolidated financial statements for the period from inception (September 7, 1999) to December 31, 2002 reflect a net loss of $11,589,121 of the total inception to date net loss of $23,750,962. The other auditors' report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior periods, is based solely on the report of such other auditors.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the report of other auditors of the cumulative information for the period from inception (September 7, 1999) to December 31, 2002, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DOBI Medical International, Inc. and Subsidiary as of December 31, 2004, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, and for the period from inception (September 7, 1999) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that DOBI Medical International, Inc. and Subsidiary will continue as a going concern. As more fully described in Note 2, the Company has not yet generated positive cash flow from operations or meaningful sales of its product and has incurred significant operating losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Marcum & Kliegman LLP
New York, New York
January 27, 2005

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                December 31, 2004


ASSETS
Current assets:
     Cash and cash equivalents                                                       $ 2,454,608
     Inventory                                                                           379,412
     Prepaid expenses and other current assets                                           138,061
                                                                                     -----------
Total current assets
                                                                                     $ 2,972,081

Property and equipment, net                                                              649,905
Intangible assets, net                                                                    11,877
Other assets                                                                              45,529
                                                                                     -----------
Total assets                                                                         $ 3,679,392
                                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                $   270,595
     Accrued expenses                                                                    729,458
     Deferred revenue                                                                    136,495
                                                                                     -----------
Total current liabilities
                                                                                     $ 1,136,548

Stockholders' Equity
     Preferred stock, $.0001 par value, 10,000,000 shares
        authorized, 206 shares issued and outstanding                                      -
     Common stock, $.0001 par value, 140,000,000 shares
        authorized, 43,748,294 issued and outstanding                                      4,375
     Additional paid-in capital                                                       26,289,431
     Deficit accumulated during development stage                                    (23,750,962)
                                                                                     ------------
Total stockholders' equity                                                           $ 2,542,844
                                                                                     ------------
Total liabilities and stockholders' equity                                           $ 3,679,392
                                                                                     ============

See notes to consolidated financial statements


                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                                                       Period from
                                                                                                      September 7,
                                                                                                          1999
                                                                                                      (inception) to
                                                                   Year ended December 31,             December 31,
                                                           ---------------------------------------
                                                                   2004                2003                2004
                                                           ------------------------------------------------------------

Revenue
  Product                                                  $     316,316         $         -          $ 316,316
  Service                                                          4,950                   -              4,950
                                                           ------------------------------------------------------------
                                                                 321,266                   -             321,266
                                                           ------------------------------------------------------------
Cost of sales
   Product                                                       363,314                   -             363,314
   Service                                                        20,518                   -              20,518
                                                           ------------------------------------------------------------
                                                                 383,832                   -             383,832
                                                           ------------------------------------------------------------
   Gross loss                                                    (62,566)                  -             (62,566)
                                                           ------------------------------------------------------------


Research and development expenses                              1,957,256            1,154,197          8,859,510
General and administrative expenses                            2,147,228            1,470,237          6,514,454
Clinical program expenses                                        928,512              300,529          2,644,582
Sales and marketing expenses                                   1,918,824              420,612          3,689,367
                                                           ------------------------------------------------------------
   Total operating expenses                                    6,951,820            3,345,575         21,707,913
                                                           ------------------------------------------------------------

Operating income (loss)                                       (7,014,386)          (3,345,575)       (21,770,479)

Other income (expense)
   Interest expense                                               (7,495)          (1,808,085)        (2,173,151)
   Interest income                                                11,443                2,257            192,668
                                                           ------------------------------------------------------------
Net loss                                                      (7,010,438)          (5,151,403)       (23,750,962)
Deemed dividend on preferred stock                              (805,393)                -              (805,393)
Preferred Stock dividends                                       (206,454)                -              (206,454)
                                                           ------------------------------------------------------------
Net loss applicable to common stock                         $ (8,022,285)       $  (5,151,403)     $ (24,762,809)
                                                           ============================================================

Basic and diluted loss per common share                     $       0.21        $        0.26
                                                           ==================================


Weighted average common shares, basic and diluted             37,924,009           19,981,963
                                                           ==================================


See notes to consolidated financial statements


                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                                                          SERIES A PREFERRED STOCK                  COMMON STOCK
                                                          ------------------------             -------------------------
                                                          SHARES            AMOUNT               SHARES           AMOUNT
                                                          ------            ------             ------------      --------
Initial capital contribution                                                                    10,725,011      $   1,073
Purchase of the net asset of Dynamics
   Imaging, Inc.                                                                                 2,275,002            227
Net loss                                                                                        -------------------------
BALANCE, DECEMBER 31, 1999                                                                      13,000,013          1,300
Conversion of promissory notes to common stock                                                     764,118             76
Sale of common stock                                                                             2,405,951            241
Transaction costs in connection with the
   sale of common stock
Stock-based compensation
Interest receivable on share subscription note
Net loss                                                                                        ------------------------------
BALANCE, DECEMBER 31, 2000                                                                       16,170,082          1,617
Conversion of preferred stock for common stock                                                    2,211,491            221
Fair value of private placement stock warrants
Transaction costs in connection with the
   sale of common stock
Issuance of consulting stock warrants
Interest receivable on share subscription note
Stock-based compensation
Net loss                                                                                        ------------------------------
BALANCE, DECEMBER 31, 2001                                                                       18,381,573          1,838
Conversion of promissory notes to common stock                                                      370,837              37
Transaction costs in connection with the
   sale of common stock
Payment of dividends
Payment of Subscription Note
Issuance of consulting stock warrants
Placement agent stock warrants
Fair value of detachable Series 1 warrants
Stock-based compensation                                                                             37,500              4
Net loss                                                                                        ------------------------------
BALANCE, DECEMBER 31, 2002                                                                       18,789,910          1,879
Stock-based compensation                                                                             12,500              1
Placement agent stock warrants
Fair value of detachable Series 1 & 2 warrants
Payment of dividends
Conversion of Series 1 & 2 Notes to stock                                                         4,773,764            478
Sale of common stock                                                                              5,500,000            550
Transaction costs in connection with the
   sale of common stock
Outstanding common stock of Lions Gate



   Investment Limited                                                                             8,461,538           846
Net Loss                                                                                        ------------------------------
BALANCE, DECEMBER 31, 2003                                                                       37,537,712          3,754
Stock-based compensation
Sale of Series A Preferred Stock                                     206              -
Dividends - Series A Preferred Stock
Sale of common stock                                                                              6,011,221            601
Exercise of warrants                                                                                199,361             20
Net Loss
                                                      -----------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                                           206            $ -          43,748,294     $    4,375
                                                      =======================================================================

See notes to consolidated financial statements


                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                                                                                         DEFICIT
                                                                                        ACCUMULATED
                                                      ADDITIONAL           SHARE           DURING
                                                        PAID-IN        SUBSCRIPTION     DEVELOPMENT
                                                       CAPITAL             NOTE            STAGE               TOTAL
                                                       -------          -----------     -------------       -----------
Initial capital contribution                       $  748,927          $(225,000)                              $  525,000
Purchase of the net asset of Dynamics
   Imaging, Inc.                                      158,864                                                     159,091
Net loss                                                                                 $(1,219,293)          (1,219,293)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                            907,791           (225,000)         (1,219,293)            (535,202)
Conversion of promissory notes to common stock      1,763,272                                                   1,763,348
Sale of common stock                                5,551,947                                                   5,552,188
Transaction costs in connection with the
   sale of common stock                              (923,499)                                                   (923,499)
Stock-based compensation                                1,213                                                       1,213
Interest receivable on share subscription note         (1,125)                                                     (1,125)
Net loss                                                                                  (3,012,627)          (3,012,627)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                          7,300,724           (226,125)         (4,231,920)           2,844,296
Conversion of preferred stock for common stock      1,474,106                                                   1,474,327
Fair value of private placement stock warrants        737,161                                                     737,161
Transaction costs in connection with the                                                                          -
   sale of common stock                              (414,837)                                                   (414,837)
Issuance of consulting stock warrants                  55,000                                                      55,000
Interest receivable on share subscription note                           (13,500)                                 (13,500)
Stock-based compensation                              148,718                                                     148,718
Net loss                                                                                  (4,649,739)          (4,649,739)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                          9,300,872           (239,625)         (8,881,659)             181,426

Conversion of promissory notes to common stock        432,606                                                     432,643
Transaction costs in connection with the
   sale of common stock                               (59,978)                                                    (59,978)
Payment of dividends                                  (88,459)                                                    (88,459)
Payment of Subscription Note                                             239,625                                  239,625
Issuance of consulting stock warrants                 11,464                                                       11,464
Placement agent stock warrants                        73,403                                                       73,403
Fair value of detachable Series 1 warrants           458,000                                                      458,000
Stock-based compensation                              75,273                                                       75,277
Net loss                                                                                  (2,707,462)          (2,707,462)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                        10,203,181        -                    (11,589,121)          (1,384,061)
Stock-based compensation                              87,174                                                       87,175
Placement agent stock warrants                        69,614                                                       69,614
Fair value of detachable Series 1 & 2 warrants       350,112                                                      350,112
Payment of dividends                                 (44,230)                                                     (44,230)
Conversion of Series 1 & 2 Notes to stock          4,773,284                                                    4,773,762
Sale of common stock                               5,499,450                                                    5,500,000



Transaction costs in connection with the
   sale of common stock                           (1,713,752)                                                  (1,713,752)
Outstanding common stock of Lions Gate                                                                           -
   Investment Limited                                   (846)                                                    -

Net Loss                                                                                  (5,151,403)          (5,151,403)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                        19,223,987            $                (16,740,524)           2,487,217
Stock-based compensation                              66,891                                                       66,891
Sale of Series A Preferred Stock                   4,208,167                                                    4,208,167
Dividends - Series A Preferred Stock               (206,454)                                                     (206,454)
Sale of common stock                              2,996,860                                                     2,997,461
Exercise of warrants                                   (20)                                                         -
Net Loss                                                                                  (7,010,438)          (7,010,438)
                                                      --------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                             $   26,289,431   $    -          $(23,750,962)          $2,542,844
                                                      ====================================================================

See notes to consolidated financial statements


                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows


                                                                                                              Period from
                                                                               Year ended December 31,     September 7,1999
                                                                          ----------------------------      (inception) to
                                                                                2004             2003      December 31, 2004
                                                                          ------------------------------------------------------
OPERATING ACTIVITIES

Net loss                                                                   $  (7,010,438)   $  (5,151,403)    $ (23,750,962)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                 116,027           48,310           320,347
   Amortization of financing costs                                               -                796,924           854,343
   Loss on sale of equipment                                                     -                -                    334
   Write-off of purchased in-process research and development costs              -                -               1,023,525
   Interest receivable in connection with share subscription
      notes charged to equity                                                   -                -                  (14,625)
   Stock based compensation                                                       66,891           87,175           445,738
   Accrued interest converted to equity                                         -                 215,258           340,454
   Accretion of discount on Series 1 and 2 convertible notes                    -                 722,794           808,113
   Common stock warrants in connection with
      the conversion of notes payable                                           -                -                   61,806
   Changes in assets and liabilities:
     (Increase) in inventory                                                    (379,412)        -                 (379,412)
      Decrease (increase) in other current assets                                676,096          (781,132)        (137,839)
      Decrease in other assets                                                   (28,556)         84,175            42,996
      Increase (decrease) in accounts payable                                      6,533          (63,749)          536,070
      Increase (decrease) in accrued expenses                                    (29,420)         196,660           171,400
      Increase in deferred revenue                                                92,850           43,645            136,495
                                                                          ------------------------------------------------------
Net cash used in operating activities                                         (6,489,429)      (3,801,343)      (19,541,217)

INVESTING ACTIVITIES

Purchase of business, net of cash received                                     -                -                 (500,000)
Purchase of property and equipment                                              (719,478)        (18,465)          (835,582)
Patent costs                                                                     -                -                 (43,022)
Proceeds from sale of equipment                                                  -                -                     250
                                                                          ------------------------------------------------------
Net cash used in investing activities                                           (719,478)         (18,465)       (1,378,354)

FINANCING ACTIVITIES

Proceeds from founding members                                                 -                -                   525,000
Cash paid for transaction costs associated with equity transactions                            (1,713,752)       (2,008,107)
Cash paid for transaction costs associated with debt transactions              -                 (361,230)         (719,485)
Deferred offering costs                                                        -                -                   (75,000)
Proceeds from subscriptions receivable - Class A preferred shares              -                -                   940,020
Dividends - Class A redeemable convertible preferred units                     -                  (44,230)         (132,689)
Proceeds from share subscription note - related party                          -                -                   239,625
Proceeds (payments) from Series 1 and Series 2 Convertible Notes                (170,000)       2,266,000         4,386,000
Proceeds from notes payable, net                                               -                  172,500         3,113,799
Proceeds from sale of common stock                                             2,997,461        5,500,000         13,126,149
Net proceeds from sale of preferred stock                                      4,208,167        -                 4,208,167
Repayment of notes payable                                                     -                -                 (229,300)
                                                                          ------------------------------------------------------
Net cash provided by financing activities                                      7,035,628        5,819,288        23,374,179
Increase (Decrease) in cash and cash equivalents                                (173,279)       1,999,480         2,454,608



Cash and cash equivalents at beginning of year/period                          2,627,887          628,407             -
                                                                          -------------------------------------------------
Cash and cash equivalents at end of year/period                               $2,454,608       $2,627,887    $    2,454,608
                                                                          =================================================
See notes to consolidated financial statements

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                Consolidated Statements of Cash Flows (continued)


                                                                                                              Period from
                                                                               Year ended December 31,     September 7,1999
                                                                          ----------------------------      (inception) to
                                                                                2004             2003      December 31, 2004
                                                                          ------------------------------------------------------
OPERATING ACTIVITIES

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                    $        7,495       $   89,066       $    98,105
                                                                         ========================================================
Purchase of business, net of cash received:
   Fair value of assets purchased                                                  -                -           $  (109,693)
   Acquisition of in-process research and development costs                        -                -            (1,023,525)
   Assumption of promissory notes                                                  -                -               417,877
   Transaction costs                                                               -                -                56,250
   Issuance of shares                                                              -                -               159,091
                                                                          ------------------------------------------------------
Net cash used to acquire business                                         $        -           $    -           $  (500,000)
                                                                         ========================================================

Non-cash investing and financing activities:
   Conversion of notes payable and accrued interest to common stock       $        -           $4,773,758       $ 8,026,451
                                                                         ========================================================
   Conversion of Class A preferred shares to common stock                 $       - -          $1,307,846       $ 1,307,846
                                                                         ========================================================
   Preferred stock dividends                                              $      206,454       $  -             $   206,454
                                                                         ========================================================
   Deemed dividend to preferred stock shareholders                        $      805,393       $  -             $   805,393
                                                                         ========================================================
   Share subscription note                                                $        -           $  -             $   239,625
                                                                         ========================================================
   Issuance of common warrants for consulting                             $        -           $  -             $   326,348
                                                                         ========================================================
   Accretion of Class A redeemable convertible preferred shares           $        -           $  189,092       $   364,334
                                                                         ========================================================

See notes to consolidated financial statements


                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.  ORGANIZATION OF BUSINESS

The consolidated financial statements include the accounts of DOBI Medical International, Inc. and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

DOBI Medical International, Inc. (formerly Lions Gate Investment Limited), is the parent company of DOBI Medical Systems, Inc., (collectively, the "Company") and which is the surviving entity in a reverse merger closed in December, 2003 (see Note 12, "Reverse Merger"). The Company was organized on September 7, 1999 as a Delaware limited liability company ("LLC"). Effective January 1, 2003, the Company converted from a Delaware limited liability company to a Delaware corporation.

The Company was formed to acquire and further develop a new technology for imaging of the human body referred to as Dynamic Functional Imaging. On December 8, 1999, the Company acquired certain assets, including the research, technology, all intellectual property rights and other assets and assumed certain liabilities of Dynamics Imaging, Inc. in exchange for $500,000 in cash and a 17.5% membership interest (equal to 2,275,002 common shares with a value of $159,091) in DOBI Medical Systems, LLC. The transaction was accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based on estimated fair values at the date of acquisition.

As part of the allocation of the purchase price, management determined that intangible assets with an assigned value of $1,023,525 represented purchased in-process research and development costs since significant additional costs will be required for clinical trials and Food and Drug Administration ("FDA") approval prior to marketing a commercial product. The technology purchased has no alternative use and there can be no assurances that the Company can obtain FDA approval with the acquired technology before it needs additional funds (see
Note 2). As such, the $1,023,525 of acquired in-process research and development was charged to research and development expense in 1999.

2.  BASIS OF PRESENTATION

The Company's principal activities to date have been in the research and development of a medical diagnostic system known as the Dynamic Optical Breast Imaging or DOBI(R) or ComfortScan(TM) System, which is an optically-based medical device for improved diagnosis of breast cancer as an adjunct to mammography. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards No. 7, Development Stage Enterprises, since limited, principal operations only began in the second half of 2004.

Certain retroactive adjustments have been made to the financial statements presented for the periods prior to January 1, 2003 to reflect the Company as a corporation (rather than a limited liability company). The term "units" has been replaced with the terms "shares" or "stock" to reflect the Company's status as a corporation when referring to various financial and equity instruments. In addition, the reverse stock split of 1.54 for 1, and the change in par value from $0.001 to $0.0001 has also been retroactively adjusted to inception.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently a development stage enterprise and the Company's continued existence is dependent upon the Company's ability to obtain additional debt and/or equity financing. The Company has yet to generate a positive cash flow from operations, and until meaningful sales of the Company's product begin, the Company is totally dependent upon debt and equity funding to finance the Company's operations.

In the event that the Company is unable to obtain additional debt or equity financing or the Company is unable to obtain such financing on terms and conditions acceptable to us, the Company may have to cease or severely curtail operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has so far been able to raise the capital necessary to reach this stage of product development and has been able to obtain funding for operating requirements to date. There is no assurance that, if and when FDA marketing clearance is obtained, the ComfortScan system will achieve market acceptance or that we will achieve a profitable level of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with financial institutions and money market instruments. The Company places its cash and cash equivalents with high quality financial institutions and, to date has not experienced losses on any of its balances. At times, cash balances held at financial institutions were in excess of federally insured limits.

Inventory

Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventories include material, labor and manufacturing overhead costs.

Property and Equipment

Equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Expenditures for routine maintenance and repairs are charged against operations. Major replacements, improvements and additions are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective account, and any resulting gain or loss is reported as income or expense.

Long-Lived Assets

In accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"), the Company performs impairment tests on its long-lived assets when circumstances indicate that their carrying amounts may not be recoverable. If required, recoverability is tested by comparing the estimated future undiscounted cash flows of the asset or asset group to its carrying value. If the carrying value is not recoverable, the asset or asset group is written down to market value.

Intangible Assets

FASB Statement No. 142, Goodwill and Other Intangible Assets ("FAS 142") requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of FAS 142. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

The Company's intangible assets consist of the costs of filing various United States and international patents and are amortized on a straight-line basis over the estimated useful lives of the respective patents, generally five to ten years.

Deferred Financing and Offering Costs

For the year ended December 31, 2003, the Company recorded $422,685 of financing costs related to its Series 1 and Series 2 Convertible Notes. Such costs were capitalized and had been amortized using the straight-line method over the term of the Series 1 and Series 2 Convertible Notes. Amortization, which is included in interest expense for the year ended December 31, 2003 totaled $796,924.

During 2002, the Company paid a non-refundable retainer fee of $75,000 to a placement agent in connection with a proposed financing. In 2003, this proposed financing was withdrawn and the $75,000 fee was expensed.

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


Revenue Recognition

The Company generally recognizes revenue upon the shipment of its product to its customers except for the initial maintenance component. That component is deferred and is recognized on a straight-line basis over the initial maintenance term.

Research and Development

Research and development costs are expensed as incurred. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing or sales, are classified as property and equipment and depreciated over their estimated useful lives.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2004 and 2003 advertising expense was $42,468 and $75,901, respectively.

Equity-Based Compensation

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS 148"). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123 which requires disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the following years ended December 31, 2004 and 2003 as follows:

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


                                                                2004              2003
                                                          -------------------------------------
Net loss applicable to common stock, as reported             $(8,022,285)      $(5,151,403)
Add total stock-based compensation, as reported                   66,891            34,275
Deduct total stock-based compensation determined                (670,899)         (100,145)
  under fair value based method for all awards
                                                          -------------------------------------
Pro forma net loss                                           $(8,626,293)      $(5,217,273)
                                                          =====================================
Basic and diluted loss per common share - as reported             $(0.21)           $(0.26)
                                                          =====================================
Proforma loss per share basic and diluted                         $(0.23)           $(0.26)
                                                          =====================================

Income Taxes

The Company was treated as a limited liability company ("LLC") for federal and state income tax purposes through December 31, 2002 and did not incur income taxes as its earnings and losses were included in the tax returns of the members. Accordingly, the financial statements do not reflect a provision for federal or state income taxes through December 31, 2002.

Effective as of January 2, 2003, the Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived primarily from tax loss carryforwards. The Company has established a valuation allowance related to the benefits of net operating losses for which utilization in future periods is uncertain. The Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of approximately $4,900,000 is provided.

As of December 31, 2004 the Company has approximately $12,000,000 of federal net operating losses available to offset future taxable income, which if not utilized will expire in 2024. No provision for income taxes has been recorded in the financial statements as a result of continued losses. Any benefit for income taxes as a result of utilization of net operating losses may be limited as a result of a change in control.

Management Estimates

The preparation of financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses as presented in the financial statements approximate fair value because of the short-term nature of these instruments.

Net Loss Per Common Share

Basic net loss per common share has been computed using the weighted average number of common shares outstanding during the periods presented plus any dilutive securities outstanding. There were no common stock equivalents consisting of options and warrants which were required to be included in the calculation of diluted loss per share for the periods presented. Total stock options and warrants outstanding as of December 31, 2004 equaled 4,980,500 and 22,521,719, respectively. As of December 2004 our outstanding series A Preferred convertible stock is convertible into 2,903,000 share of common stock.

Prior to the reverse merger on December 9, 2003, the Company paid dividends to the Class A Preferred Stockholders. In addition, the Company accounted for the accretion to redemption value of the preferred stock.

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


These amounts were not deducted from loss attributable to Common shareholders, in calculating net loss per share, as such amounts were determined to have an immaterial impact on the financial statements for all periods presented.

Recently Issued Accounting Standards

In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers--as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 153 "Exchanges of Nonmonetary Assets". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

The Emerging Issues Task Force ("EITF") Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

4. INVENTORIES AT DECEMBER 31, 2004 CONSISTED OF THE FOLLOWING:

        Purchased parts, components and supplies           $      110,335
        Work-in-process                                             66,706
        Finished goods                                             202,371
                                                                  --------
                                                           $       379,412
                                                                  ========

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


5.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 consisted of the following:

                                                                         Estimated
                                                                           Useful
                                                                       Lives (years)
                                                                       ---------------

Computer software and equipment                             $629,535       3 - 5
Furniture, fixtures and equipment                            112,514         5
Leasehold improvements                                       127,793          5
                                                         -------------
                                                             869,842
Less accumulated depreciation and amortization              (219,937)
                                                        --------------
Property and equipment, net                                 $649,905
                                                        ==============

Depreciation and amortization expense was $94,083 and $27,069 for the years ended December 31, 2004 and 2003, respectively.

6.  INTANGIBLE ASSETS

Intangible assets at December 31, 2004 consisted of:

                       Patents                                $ 112,128
                       Less accumulated amortization           (100,251)
                                                        ------------------
                       Intangible assets, net                  $ 11,877
                                                        ==================

The weighted-average amortization period for the patents is approximately five years. Amortization expense for the years ended December 31, 2004 and 2003 related to patents was $21,944 and $21,240 respectively. Amortization expense for the next five years is estimated as follows:

                        2005                                  $5,276
                        2006                                   3,130
                        2007                                   1,186
                        2008                                   1,186
                        Thereafter                             1,099

7.  NOTES PAYABLE

As part of the acquisition of Dynamics Imaging, Inc., the Company assumed approximately $418,000 of Series Promissory Notes ("Notes") with a member of the Board of Directors. These Notes bore interest at 10% per year, were payable on demand or within 180 days of issuance and were collateralized by all of the Company's intellectual property and other assets. As of December 31, 1999, borrowings totaling $600,498 were outstanding with this director under the identical terms of the original issue. Subsequent to this acquisition, the Company borrowed an additional $1,004,000 in 2000 from this director, of which $899,000 was under the same terms as the Notes and $105,000 was under Unsecured Demand Promissory Notes ("Unsecured Notes"), which bore interest at 10% per year. Further, $309,000 was borrowed under the Unsecured Notes from a second director. As of December 31, 2000, outstanding borrowings totaling $1,763,348 with these related parties, including accrued interest of $79,150, were converted to common units and $229,300, including accrued interest of $1,500, was repaid.
During 2001, the Company borrowed $1,098,150 from this director under the same terms as previous borrowings. As of December 31, 2001, all outstanding borrowings, including accrued interest of $20,358, were converted to

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

Class A redeemable convertible preferred shares.

Series 1 Convertible 8% Notes and Series 1 Warrants

In 2002, the Company authorized the private placement of up to $4,000,000 in "lots", each lot consisting of one Series 1 Convertible 8% Note ("Series 1 Notes") and one Series 1 Warrant ("Series 1 Warrants") exercisable for securities of the Company having a dollar value equal to 100% of the principal amount of the corresponding Series 1 Note. Principal and interest related to the Series 1 Notes are repayable within 10 days following the closing of a qualified debt or equity financing, as defined, or on their respective maturity dates 13 months from their dates of issuance, which range from July 12, 2002 through January 31, 2003. In the event of a voluntary or involuntary liquidation, the Series 1 Notes are senior to all other unsecured indebtedness. The Series 1 Notes are convertible, on the same terms and conditions, into securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.85 per share. The Series 1 Warrants, which expire on the earlier of i) any reorganization or reclassification of the equity securities for the Company, ii) any consolidation or merger of the Company in which the Company is not the surviving entity, iii) the sale or disposition by the Company of all or substantially all of its assets, or iv) August 31, 2009, are exercisable, on the same terms and conditions, for securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.85 per share.

The Company sold $3,373,000 of its Series 1 Notes and Series 1 Warrants. In connection with this financing, the Company incurred and deferred a total of $610,313 in transaction related expenses which included the issuance of placement agent unit warrants (the "Series 1 Placement Agent Warrants") to purchase $500,600 in "lots", each lot consisting of a Series 1 Note and a Series 1 Warrant. The exercise price of the Series 1 Placement Agent Warrants was 110% of the price paid by investors ($2.03 per lot). The fair value of the Series 1 Placement Agent Warrants were approximately $0.21 per warrant, or $109,108 in total, using the Black-Scholes option pricing model. Amortization of transaction related expenses for the years ended December 31, 2003 and 2002 totaled $552,894 and $57,419 respectively.

The Series 1 Notes were recorded at their original discounted value, by deducting and recording in paid-in capital, the estimated fair value, using the Black-Scholes option pricing model for the Series Warrants totaling $674,600.

On December 9, 2003, $2,878,000 of these notes and $177,761 of accrued interest were converted into common stock (see footnote 11 "Reverse Merger"). Of the remaining $495,000 of notes that were not converted into common stock, $325,000 with accrued interest had been paid prior to December 31, 2003 and the remaining $170,000 was paid in January 2004.

Series 2 Subordinated Convertible 12% Notes and Series 2 Warrants

In 2003, the Company authorized the private placement of up to $3,000,000 in "lots", each lot consisting of one Series 2 Subordinated Convertible 12% Note ("Series 2 Notes") and one Series 2 Warrant ("Series 2 Warrants") exercisable for securities of the Company having a dollar value equal to 100% of the principal amount of the corresponding Series 2 Note. At the election of the Company, the Series 2 Notes shall be converted into the Company's Common Stock at a price equal to the price of common shares issued pursuant to a Qualified Financing. A Qualified Financing is defined as the sale or a series of sales of equity securities by the Company with gross proceeds of not less than $5,000,000. A Qualified Financing also includes any merger or consolidation to which the Company is a party, and in which the party to the merger other than the Company immediately prior to the effective time of the merger or consolidation, has cash and cash equivalents, of not less than $5,000,000. The Series 2 Notes had respective maturity dates 13 months from their dates of issuance, which range from October 13, 2004 through October 30, 2004. The Series 2 Notes are convertible, on the same terms and conditions, into securities the Company may issue in connection with a qualified financing, or, if no such qualified financing occurs prior to the maturity date, into common shares of the Company at $1.85 per share. The Series 2 Warrants are exercisable at $1.85 per share for a share of the Company's Common Stock, subject to adjustments under certain circumstances. The warrants expire on December 31, 2008.

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


The Company sold $1,680,500 of its Series 2 Notes and Series 2 Warrants. In connection with this financing, the Company incurred and deferred a total of $244,030 in transaction related expenses which included the issuance of placement agent warrants (the "Series 2 Placement Agent Warrants") to purchase $143,050 in "lots", each lot consisting of a Series 2 Note and a Series 2 Warrant. The exercise price of the Series 1 Placement Agent Warrants is 110% of the price paid by investors ($2.03 per lot). The fair value of the Series 2 Placement Agent Warrants is approximately $0.27 per warrant, or $25,749 in total, using the Black-Scholes option pricing model.

The Series 2 Notes were recorded at their original discounted value, by deducting and recording in paid-in capital, the estimated fair value, using the Black-Scholes option pricing model for the Series 2 Warrants totaling $133,513.

On December 9, 2003, these notes and $37,501 of accrued interest were converted into common stock (see footnote 11 "Reverse Merger"). The deferred transaction costs of $244,030 and warrant costs of $133,513 were recognized as interest expense in the year ended December 31, 2003.

8.  STOCKHOLDERS' EQUITY

Pursuant to the approval of the holders of common units of the Company at a Special Meeting of the Holders of the Common Units on December 18, 2002, on January 1, 2003, the Company converted, from a Delaware limited liability company to a Delaware corporation. In accordance with the Certificate of Incorporation approved at that meeting, the Company was authorized to issue 95,000,000 common shares, 2,500,000 Class A 4% redeemable convertible preferred shares, and 2,500,000 preferred shares.

Pursuant to the merger the number of shares of common stock authorized was increased from the 100,000,000 shares of common stock, par value $.0001 per share authorized under Lions Gate's Articles of Incorporation, to 150,000,000 shares of capital stock, divided into 140,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.

Class A 4% Redeemable Convertible Preferred Shares

On June 25, 2001, the Board of Managers authorized up to 2,500,000 shares of membership interest to be designated as Class A 4% Redeemable Convertible Preferred Shares (the "Preferred Shares"). Preferred Shares are non-voting securities with a liquidation value of $2.25 per unit and are entitled to a dividend at the rate of four percent (4%) per year on the liquidation value of each Preferred Share outstanding, in cash, semi-annually on June 30 and December 31 each year. Each Preferred Share outstanding will be redeemed for 100% liquidation value at the earlier of (i) December 31, 2006, or (ii) the closing of any transaction in which the common units are redeemable or exchangeable in full for cash or any combination of cash, securities or other property.

Upon liquidation or dissolution of the Company, the remaining assets of the Company shall be distributed first, to the payment of all taxes, unpaid wages, debts and liabilities of the Company (including debts and liabilities to shareholders); second, to holders of any classes of ownership interests having rights senior to the rights of the Preferred Shares; third, to the payment of accrued but unpaid dividends to the Class A shareholders on their outstanding Preferred Shares; fourth, to the holders of the Preferred Shares, at the liquidation value per Preferred Share; fifth, to holders of any classes or groups of shareholder interests in the Company having rights junior to the Preferred Shares; sixth, to the holders of the common shares.

On December 31, 2001, the Company completed a private placement of its Preferred Shares. In connection with this private placement, the Company issued 2,211,491 preferred lots at an issuance price of $1.00 per lot. Each lot consists of one Preferred Share and one warrant to purchase a common share at an exercise price of $1.00. The warrants are exercisable at any time and expire on December 31, 2006, unless the common shares are listed on NASDAQ (National Market or Small Cap Market), the American Stock Exchange, or the New York Stock Exchange ("a major exchange"). If the common shares are listed on a major exchange and the price of the common shares equals or exceeds $3.375 per share for 20 consecutive days, the warrants will automatically expire 45 days after the occurrence of this event.

Additionally, as part of this transaction $1,118,508 of promissory notes and accrued interest to a related party were

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements



converted at $1.00 per share into 1,118,508 Preferred Shares in 2001. The Company incurred approximately $414,800 of transaction related expenses, including cash commissions and non-accountable expenses totaling $131,158 to the Placement Agent. In addition, the Placement Agent received 131,422 warrants (the "2001 Placement Agent Warrants") to purchase preferred lots, each lot consisting of one Preferred Share and one warrant to purchase a common share for $1.00 per common share. The exercise price of the 2001 Placement Agent Warrants is $1.10 per lot. These warrants are exercisable at any time, expire five years from date of issuance and contain certain anti-dilution provisions.

The Preferred Shares were converted to shares of Company common stock (see Note 12, "Reverse Merger").

Common Shares and Warrants

During 2000, the Company completed a private placement of its common shares. In connection with this private placement, the Company issued 3,170,069 common shares at an issuance price of $2.31 per share. As part of this transaction, approximately $1,680,000 of promissory notes and accrued interest to a related party were converted at $2.31 per share into 764,118 shares, and approximately $82,000 of promissory notes and accrued interest due to the Placement Agent were converted at $2.31 per share into 40,260 shares. The Company also incurred approximately $923,500 of transaction-related expenses. Common shares have voting rights equal to one vote for each share held.

As part of the private placement, the Placement Agent received 309,908 warrants (the "2000 Placement Agent warrants") to purchase common shares at 10% above the issuance price ($1.57 per share). These warrants are exercisable at any time, expire four years from the date of issuance and contain certain anti-dilution provisions.

In August 2001, the Company entered into a financial consulting agreement with the Placement Agent and granted warrants (the "2001 Consultancy Warrants") to purchase common shares at the same price and terms as the 2000 Placement Agent warrants.

During 2002, the Company borrowed $345,149 from a related party under the same terms as previous borrowings (see Note 6 and Note 10). As of December 31, 2002, the outstanding borrowings, including accrued interest of $25,688, were converted to common shares at a price of $1.00 per share. The common shares were subject to the same anti-dilution provisions as the Preferred Shares. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants resulting in a fair value of $61,806 recorded as interest expense in the 2002 statement of operations.

On December 9, 2003, all outstanding warrants were exchanged on a one-for-one basis for three-year warrants to purchase common stock at an exercise price of $1.54 per share (see Note 11, "Reverse Merger").

On December 17, 2004, at the final closing of its December 2003 private placement, the Company issued 6 million shares of common stock and 1.5 million warrants to purchase common stock at an exercise price of $1.54, realizing net proceeds of $2,997,461 (see footnote 11, "Reverse Merger").

Series A Preferred Convertible Shares

On July 30, 2004, the Company completed a private placement financing in which it sold 206.45 Series A Preferred shares, which are convertible into 2,580,667 shares of common stock, for $25,000 per share. Proceeds from the transaction was $4,208,167 net of fees. The Company also issued 2,580,667 4-year investor warrants to purchase common stock at a price of $3.00 per share. Deemed dividends of $805,393 consists of imputed dividends resulting from increasing rate preferred stock, issuance of warrants in connection with the transaction, and the issuance of the preferred stock, at an effective common stock conversion price which was less than the common stock price at the date of issuance in accordance with Emerging Issue Task Force ("EITF) 98-5 and Staff Accounting Bulletin ("SAB") Topic 5.Q "Increasing Rate Preferred Stock". In connection with the December 17, 2004 sale of 6 million shares of common stock, we reduced the conversion price of its series A preferred stock from $2.00 per share to $1.78 per share.

The Company incurred cash transaction costs totaling approximately $911,000, which included placement agent

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


commissions and non-accountable expenses totaling approximately $671,000. In addition, the Company issued 770,450 4-year placement agent warrants to purchase common stock at a price of $2.00 per share.

The holders of Series A Preferred Stock shall be entitled to receive a quarterly cumulative dividend at the end of each calendar quarter, commencing October 1, 2004 (the "Dividend") calculated at a rate of 8% per annum of the issue price of any outstanding share of Series A Preferred Stock, commencing July 1, 2004 and continuing for the first three years after the closing of this Offering, 10% per annum for the following two years, and 12% per annum for any additional year in which any share of Series A Preferred Stock remains outstanding. At the option of the Company, the dividend may be paid in either cash or registered shares of Common Stock. In the case of payment in stock, this stock will be valued at 95% of the average of the closing trading price of the Common Stock for the 20 trading days ending on the day prior to the day on which such payment is due. For the year ended December 31, 2004, the Company recorded preferred stock dividends of $206,454. Series A preferred convertible stock is convertible at anytime into common stock at the option of the holder

As of December 31, 2004 there were issued and outstanding 22,521,719 warrants to purchase common stock with an exercise prices ranging from $1.54 to $3.00 and expiring from December 2006 to July 30, 2008. As of December 31, 2004 the Series A Preferred convertible stock were convertible into 2,903,000 shares of common stock.

9.  COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under an operating lease which expires in September 2009. The Company is subject to its proportioned share of common area maintenance charges and real estate tax increases. Future minimum lease payments under this non-cancelable lease as of ended December 31, 2004 are as follows:

                2005                                $ 237,540
                2006                                  247,932
                2007                                  280,099
                2008                                  296,925
                2009                                  210,322
                                                   ----------
                                                   $1,272,818
                                                   ----------

Rent expense for the years ended December 31, 2004 and 2003 was $164,949 and $117,145, respectively.

Litigation

In the ordinary course of business, the Company may become a party to legal or regulatory proceedings resulting from litigation, claims, or other disputes. There can be no assurance that one or more future actions, if they occur, would not have a material adverse effect on the business. Currently there is no material litigation threatened or pending matters involving the Company.

Employment Agreement

The Company has an employment agreement with its Chief Executive Officer which expires on December 8, 2006. The agreement includes a current base salary of $260,000 per year and has certain salary increases and bonuses included, based on milestones being reached. All other employees are employees at will.

10.  SHARE INCENTIVE PLAN

Effective September 13, 2000, the Board of Managers established a unit incentive plan, the 2000 Unit Incentive Plan, to provide for the granting of options to purchase common shares in the Company to the Board of Managers, officers, key employees and consultants at a price not less than the fair market value at the date of grant for "incentive" share options and a price not less than 75% of the fair market value at the date of grant for "non-qualified" options. Under the provisions of the 2000 Unit Incentive Plan, no option will have a term in excess of 10

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


years.

On December 18, 2002, pursuant to the approval at a Special Meeting of the Holders of the Common Shares, the 2000 Unit Incentive Plan was amended to increase the number of share options available for issuance under the Share Plan to the lesser of 15 percent of the common units outstanding calculated on a fully diluted basis, or 7,000,000 shares. Upon DOBI Medical Systems LLC becoming a corporation on January 1, 2003, the Unit Incentive Plan was amended to become the 2000 Stock Incentive Plan. As of December 31, 2004, the 2000 Stock Incentive Plan was authorized to issue 6,562,244 stock options, based on the common stock outstanding at that date. As of December 31, 2004 there were issued and outstanding stock options to purchase 4,980,500 shares of our common stock.

The Share Plan is administered by a Committee named by the Board of Directors and is responsible for determining the individuals to be granted options, the number of options each individual will receive, the option price per share and the exercise period of each option. Options granted pursuant to the Share Plan generally vest over a four-year period and are subject to accelerated vesting under certain conditions. On December 13, 2004, the Board of Directors voted that upon a change of control of the Company, as defined in the Plan, all options granted but not then vested, shall thereupon immediately vest.

During years ended December 31, 2004 and 2003, the Board of Directors granted 2,367,750 and 1,676,000 options respectively. These options have an exercise price of $0.74 to $3.30 per share and expire from 5 to 10 years from the date of grant. The average fair value per option granted in 2004 and 2003 was $0.94 and $0.62, respectively. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options was estimated at the date of grant using a Black-Scholes option pricing model.

The following table summarizes information about stock options outstanding at December 31, 2004 and 2003:

                                                           2004                                  2003
                                            ----------------------------------    -----------------------------------
                                            WEIGHTED-AVERAGE                      WEIGHTED-AVERAGE
                                            EXERCISE PRICE   NUMBER OF OPTIONS    EXERCISE PRICE    NUMBER OF OPTIONS
                                           ---------------------------------------------------------------------------
Options outstanding, beginning of year          $1.46             2,862,250             $2.31           1,787,500
Granted                                          1.89             2,367,750              1.06           1,676,000
Exercised                                        -                        -              -                      -
Forfeited                                        2.97              (249,500)             2.79            (601,250)
                                           ---------------------------------------------------------------------------
Options outstanding, end of year                $1.59             4,980,500             $1.46           2,862,250
                                           ---------------------------------------------------------------------------

Options exercisable, end of year                $1.70             1,707,141             $2.07             983,931
                                           ===========================================================================


Stock options outstanding at December 31, 2004 for each of the following classes of options, by exercise price, are summarized as follows:

                                                 WEIGHTED-AVERAGE         NUMBER OF OPTIONS
                             NUMBER OF              REMAINING                CURRENTLY
  EXERCISE PRICE             OPTIONS           CONTRACTUAL  LIFE             EXERCISABLE
-------------------------------------------------------------------------------------------
  $0.74 - $1.00             1,845,000               8.6 years                   517,500
  $1.01 - $2.00             1,784,925               8.9 years                   484,221
  $2.01 - $3.00             1,055,950               7.2 years                   633,450
  $3.01 - $4.00               294,625               7.4 years                    71,970


The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2004 and 2003:

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements



Expected life from issue date (in years)                          2-5
Risk-free interest rate                                      2.75% - 4.00%
Volatility                                                   35.9% - 80.0%
Dividend yield                                                     -

11.  RELATED PARTY TRANSACTIONS

In connection with the organization of the Company, a member of the Board of Directors of the Company agreed to provide his initial capital contribution and, from time to time, additional loans and/or equity capital in the form of cash or cash equivalents in an aggregate amount not to exceed $1,750,000 for the operations and working capital of the Company. This funding, which was in the form of notes payable by the Company, has been completed. In accordance with the funding agreement, $1,681,545, including interest, was converted to common stock at the completion of the first round of private equity funding in 2000.

During 2001, this same director provided bridge financing to the Company in the form of notes payable totaling $1,098,150. On December 31, 2001 the loan balance and accrued but unpaid interest totaling $20,358, was converted into 1,118,508 Class A 4% Redeemable Convertible Preferred Shares and 1,118,805 common share purchase warrants. No cash interest was paid by the Company on the loans in 2001.

During 2002, the Company borrowed $345,149 from this same director under the same terms as previous borrowings. In December, 2002, the outstanding borrowings were converted to common stock at a price of $1.00 per share. The common shares are subject to the same anti-dilution provisions as the Preferred Shares. In connection with this transaction, the Company issued $370,837 in warrants in substantially the same form as the Series 1 Warrants resulting in a fair value of $61,806 recorded as interest expense in the 2002 statement of operations.

During 2003, the Company borrowed $250,000 from this same director under the same terms as previous borrowings. As of December 1, 2003, the outstanding borrowings were converted to purchase $250,000 of Series 2 Notes.

In connection with the Company's 2003 placement of its Series 1 Notes and Series 1 Warrants through January 31, 2003, the Company recorded cash commissions and non-accountable expenses totaling $337,950 to an investment bank and issued warrants to purchase $450,600 in lots, each lot consisting of its Series 1 Notes and its Series 1 Warrants. A former member of the Board of Directors is the president of the investment bank.

In connection with the Company's placement of its Series 2 Notes and Series 2 Warrants, the Company recorded cash commissions and non-accountable expenses totaling $171,660 to an investment bank and issued warrants to purchase $143,050 in lots, each lot consisting of its Series 2 Notes and its Series 2 Warrants. A former member of the Board of Directors is the president of the investment bank.

In connection with the Company's private placement of its Class A 4% Redeemable Convertible Preferred Shares, which closed on December 31, 2001, the Company paid cash commissions and non-accountable expenses to an investment bank totaling $131,158 and issued 131,422 warrants (2001 Placement Agent Warrants) to purchase a Preferred Unit consisting of one Preferred Share and one common share purchase warrant to purchase one common share at an exercise price of $1.00 per share, subject to adjustment in certain circumstances. The exercise of the 2001 Placement Agent Warrant is $1.10 per lot. A former member of the Board of Directors is the president of the investment bank.

In connection with the Company's private placement of its common stock, which closed on December 29, 2000, the Company paid cash commissions to the Placement Agent totaling $557,398, and issued warrants (2000 Placement Agent Warrants) to purchase an aggregate of 309,908 common shares. The exercise price of the 2000 Placement Agent Warrants is $1.57 per share. A former member of the Board of Directors is the president of the investment bank.

In consideration for consulting services rendered during 2001, the Placement Agent was granted warrants dated as of

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


August 1, 2001 (2001 Consultancy Warrants) to purchase 89,090 common shares at an exercise price of $1.54 per share. In consideration for consulting services rendered during 2002, the Placement Agent was issued warrants (2002 Consultancy Warrants) to purchase 87,616 lots, each lot consisting of (i) one Class A 4% Redeemable Convertible Preferred Shares and (ii) one common share purchase warrant. The exercise price of the 2002 Consultancy Warrants is $1.10 per lot. A former member of the Board of Directors is the president of the investment bank.

DOBI Medical Systems' chief executive officer and director was indebted to DOBI Medical Systems pursuant to a limited recourse promissory note which was paid in full in December 2002. As of January 1, 2001, the principal amount of the note was $225,000, and from the date of the loan to payment of the note in full, the note bore interest at the annual rate of 6%, payable annually in arrears. The original amount of the note, $225,000, was used by the chief executive officer and director to purchase 2,925,003 shares of common stock of DOBI Medical Systems.

Immediately prior to the closing of the reverse merger and the private placement transaction, Lions Gate Investment purchased and redeemed 1,000,000 shares of common stock held by a director and the former Chief Financial Officer, Treasurer and Secretary of Lions Gate Investment, for $143,805.27.

The Company had a consulting agreement with one of the equity holders of Dynamics Imaging, Inc. Under the terms of this agreement, which commenced in December 1999, the Company paid this individual a monthly fee of $10,106 plus an additional fee to cover a portion of the cost of certain benefits. The Company recorded an expense of approximately $33,800 in 2002 for these consulting services. The agreement terminated on April 1, 2002. A former member of the Board of Directors is the president of the investment bank.

12.  REVERSE MERGER

On December 9, 2003, the Company merged into Lions' Gate Investment, Limited ("Lions Gate"), a publicly listed company, with the Company as the surviving entity (the "Merger"). At the time of the Merger, Lions Gate had 8,461,538 shares of common stock outstanding.

For accounting purposes the Company is the acquirer in the transaction, and consequently the transaction will be treated as a recapitalization of the company.

Prior to the Merger, Lions Gate (i) redeemed and cancelled 1,738,462 shares of its outstanding common stock from a director and three other persons for a cash payment of $250,000, and (ii) released to its other director its oil and gas licenses and certain related receivables due from such other director (valued on its books at $10,109) in exchange for 400,000 shares of its common stock held by that director, thereby reducing the total number of shares of common stock outstanding from 10,600,000 to 8,461,538 shares. Effective immediately prior to the merger, the Company engaged in a 1.53846:1 reverse stock split of its outstanding common stock, and made appropriate adjustments to its outstanding warrants, stock options, convertible debt and equity securities.

Simultaneous to the Merger, the Company closed a two-tranche private financing (the "Private Financing") in which the Company received gross proceeds of the first tranche totaling $5,500,000. In connection with the first tranche of the Private Financing, the Company issued 5,500,000 shares of common stock and 2,750,000 three-year warrants to purchase common stock at an exercise price of $1.54 per share (the "Warrants").

On December 17, 2004, the Company completed the final closing of the 2003 Private Placement. At closing, the Company issued 6 million shares of common stock and 1.5 million warrants to purchase common stock at an exercise price of $1.54 to investors, realizing net proceeds of approximately $3 million. The Company also issued 1.5 million warrants to purchase common stock at an exercise price of $1.54 per share to its financial advisors in connection with the final closing. DOBI Medical also reduced the conversion price of its Series A preferred shares from $2.00 per share to $1.78 per share.

Pursuant to the Merger Agreement, at closing Lions Gate issued 23,576,174 shares of its common stock to the former security holders of the Company, representing 62.8% of the outstanding Lions Gate common stock following the merger, in exchange for 100% of the outstanding capital stock of the Company and convertible promissory

                 DOBI Medical International, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


notes. Included in the shares of capital stock of the Company outstanding prior to the merger were (i) 16,590,920 shares of common stock of the Company, which were converted at the merger on a one-for-one basis into 16,590,920 shares of Lions Gate common stock, and (ii) 2,211,491 shares of the Company's Class A Convertible Preferred Stock, which were converted at the merger on a 1-for-1 basis into 2,211,491 shares of Lions Gate common stock. Convertible promissory notes of the Company outstanding prior to the merger included (i) $1,680,500 of outstanding indebtedness under the Company's Series 2 Convertible Notes, which represented all of the indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 1,718,002 shares of Lions Gate common stock, and (ii) $2,878,000 of outstanding indebtedness under the Company's Series 1 Convertible Notes, which represented all but $270,000 of the principal indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 3,055,761 shares of Lions Gate common stock. The $270,000 of indebtedness left outstanding, plus accrued interest thereon, under the Series 1 Notes became an outstanding debt obligation of the Company following the merger. The company repaid $100,000 subsequent to the merger and the remaining debt was $170,000 as of December 31, 2003.

Pursuant to the Merger Agreement, all outstanding warrants were exchanged on a one-for-one basis for three-year Warrants to purchase common stock at an exercise price of $1.54 per share.

In connection with the Private Placement, the Company incurred cash transaction expenses as follows: (i) placement agent fees totaling $1,020,000, of which $660,000 were paid on closing and $360,000 are due six months from closing; (ii) transaction expenses incurred by the Company's financial consultant and Placement agent totaling $270,000 and: (iii) legal, accounting and other professional fees and expenses incurred by the Company totaling approximately $423,000. In addition, the Company issued 3,770,000 Warrants to the placement agent and its financial advisors in connection with the first tranche.

The Company used the Black-Scholes option pricing model to determine a fair value of the three-year warrants issued in the Offering. The 3-year warrants were valued at $.14 per share.

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                                36,996,330 SHARES

                        DOBI MEDICAL INTERNATIONAL, INC.

                                  COMMON STOCK
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                                   PROSPECTUS
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                                  May 13, 2005

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